EXECUTION COPY


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                           NAVIGATOR GAS TRANSPORT PLC

                     12% Second Priority Ship Mortgage Notes

                                    Due 2007

                                       the
                                   GUARANTORS
                                  named herein


                             ---------------------


                                    INDENTURE



                           Dated as of August 1, 1997




                             ---------------------





                            THE CHASE MANHATTAN BANK,

                                     Trustee



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

                                TABLE OF CONTENTS

                                                               Page
                                                               ----

                                    ARTICLE 1

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.     Definitions ............................       1
SECTION 1.02.     Other Definitions ......................      23
SECTION 1.03.     Incorporation by Reference of Trust
                    Indenture Act ........................      23
SECTION 1.04.     Rules of Construction ..................      24


                                    ARTICLE 2

                                 THE SECURITIES

SECTION 2.01.     Form and Dating ........................      25
SECTION 2.02.     Execution and Authentication ...........      25
SECTION 2.03.     Registrar and Paying Agent .............      26
SECTION 2.04.     Paying Agent To Hold Money in Trust ....      26
SECTION 2.05.     Securityholder Lists ...................      27
SECTION 2.06.     Replacement Securities .................      27
SECTION 2.07.     Outstanding Securities .................      27
SECTION 2.08.     Temporary Securities ...................      28
SECTION 2.09.     Cancelation ............................      28
SECTION 2.10.     Defaulted Interest .....................      28
SECTION 2.11.     CUSIP Numbers ..........................      29


                                    ARTICLE 3

                                   REDEMPTION

SECTION 3.01.     Notices to Trustee .....................      29
SECTION 3.02.     Selection of Securities To Be
                    Redeemed .............................      29
SECTION 3.03.     Notice of Redemption ...................      30
SECTION 3.04.     Effect of Notice of Redemption .........      31
SECTION 3.05.     Deposit of Redemption Price ............      31
SECTION 3.06.     Securities Redeemed in Part ............      31

                                                               Page
                                                               ----

                                    ARTICLE 4

                                    COVENANTS

SECTION 4.01.     Payment of Securities ..................      31
SECTION 4.02.     SEC Reports ............................      32
SECTION 4.03.     Limitation on Indebtedness .............      32
SECTION 4.04.     Limitation on Indebtedness
                    of Owners ............................      33
SECTION 4.05.     Limitation on Restricted Payments ......      33
SECTION 4.06.     Limitation on Restrictions on Distribu-
                    tions from Owners ....................      33
SECTION 4.07.     Limitation on Asset Sales ..............      33
SECTION 4.08.     Limitation on Affiliate
                    Transactions .........................      33
SECTION 4.09.     Limitation on the Sale or Issuance
                    of Capital Stock of Owners ...........      34
SECTION 4.10.     Limitation on Liens ....................      34
SECTION 4.11.     Limitation on Sale/Leaseback
                    Transactions .........................      35
SECTION 4.12.     Offers To Purchase with Available
                    Cash and upon a Change of
                    Control ..............................      35
SECTION 4.13.     Limitation on Business Activities ......      37
SECTION 4.14.     Impairment of Security Interest ........      38
SECTION 4.15.     Amendments to Security Agreements ......      38
SECTION 4.16.     Limitation on Activities
                    of Holdings ..........................      38
SECTION 4.17.     Additional Amounts .....................      38
SECTION 4.18.     Compliance Certificate .................      41
SECTION 4.19.     Further Instruments and Acts ...........      41


                                    ARTICLE 5

                                SUCCESSOR COMPANY

SECTION 5.01.     When Company and Owners May Merge or
                    Transfer Assets ......................      41


                                    ARTICLE 6

                              DEFAULTS AND REMEDIES

SECTION 6.01.     Events of Default ......................      44
SECTION 6.02.     Acceleration ...........................      47
SECTION 6.03.     Other Remedies .........................      47
SECTION 6.04.     Waiver of Past Defaults ................      47
SECTION 6.05.     Control by Majority ....................      48
SECTION 6.06.     Limitation on Suits ....................      48

                                                               Page
                                                               ----

SECTION 6.07.     Rights of Holders To Receive
                    Payment ..............................      49
SECTION 6.08.     Collection Suit by Trustee .............      49
SECTION 6.09.     Trustee May File Proofs of Claim .......      49
SECTION 6.10.     Priorities .............................      49
SECTION 6.11.     Undertaking for Costs ..................      50
SECTION 6.12.     Waiver of Stay or Extension Laws .......      50


                                    ARTICLE 7

                                     TRUSTEE

SECTION 7.01.     Duties of Trustee ......................      50
SECTION 7.02.     Rights of Trustee ......................      52
SECTION 7.03.     Individual Rights of Trustee ...........      52
SECTION 7.04.     Trustee's Disclaimer ...................      53
SECTION 7.05.     Notice of Defaults .....................      53
SECTION 7.06.     Reports by Trustee to Holders ..........      53
SECTION 7.07.     Compensation and Indemnity .............      53
SECTION 7.08.     Replacement of Trustee .................      54
SECTION 7.09.     Successor Trustee by Merger ............      55
SECTION 7.10.     Eligibility; Disqualification ..........      56
SECTION 7.11.     Preferential Collection of Claims
                    Against Company ......................      56
SECTION 7.12.     Not Acting in Individual Capacity ......      56


                                    ARTICLE 8

                       DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.01.     Discharge of Liability on Securities;
                    Defeasance ...........................      57
SECTION 8.02.     Conditions to Defeasance ...............      58
SECTION 8.03.     Application of Trust Money .............      59
SECTION 8.04.     Repayment to Company ...................      60
SECTION 8.05.     Indemnity for Government
                    Obligations ..........................      60
SECTION 8.06.     Reinstatement ..........................      60


                                    ARTICLE 9

                                   AMENDMENTS

SECTION 9.01.     Without Consent of Holders .............      61
SECTION 9.02.     With Consent of Holders ................      61
SECTION 9.03.     Compliance with Trust Indenture Act ....      63
SECTION 9.04.     Revocation and Effect of Consents
                    and Waivers ..........................      63

                                                               Page
                                                               ----

SECTION 9.05.     Notation on or Exchange of
                    Securities ...........................      63
SECTION 9.06.     Trustee To Sign Amendments .............      63
SECTION 9.07.     Payment for Consent ....................      64


                                   ARTICLE 10

                                   GUARANTEES

SECTION 10.01.    Guarantees .............................      64
SECTION 10.02.    Limitation on Liability ................      66
SECTION 10.03.    Successors and Assigns .................      66
SECTION 10.04.    No Waiver ..............................      67
SECTION 10.05.    Modification ...........................      67
SECTION 10.06.    Release of Guarantor ...................      67


                                   ARTICLE 11

                               SECURITY AGREEMENTS

SECTION 11.01.    Collateral and Security Agreements .....      68
SECTION 11.02.    Recording; Annual Opinions .............      68
SECTION 11.03.    Disposition of Collateral Without
                    Release ..............................      69
SECTION 11.04.    Release of Collateral ..................      71
SECTION 11.05.    Permitted Releases Not To Impair
                    Lien; Trust Indenture Act
                    Requirements .........................      72
SECTION 11.06.    Suits To Protect the Mortgaged
                    Collateral ...........................      72
SECTION 11.07.    Purchaser Protected ....................      73
SECTION 11.08.    Powers Exercisable by Receiver or
                    Trustee ..............................      73
SECTION 11.09.    Disposition of Obligations Received ....      73
SECTION 11.10.    Determinations Relating to
                    Collateral ...........................      74
SECTION 11.11.    Release upon Termination of the
                    Company's Obligations ................      74


                                   ARTICLE 12

                                  MISCELLANEOUS

SECTION 12.01.    Trust Indenture Act Controls ...........      75
SECTION 12.02.    Notices ................................      75
SECTION 12.03.    Communication by Holders with Other
                    Holders .............................       76
SECTION 12.04.    Certificate and Opinion as to
                    Conditions Precedent ................       76

                                                               Page
                                                               ----

SECTION 12.05.    Statements Required in Certificate
                    or Opinion ...........................      76
SECTION 12.06.    When Securities Disregarded ............      76
SECTION 12.07.    Rules by Trustee, Paying Agent and
                    Registrar ...........................       77
SECTION 12.08.    Legal Holidays ........................       77
SECTION 12.09.    Governing Law .........................       77
SECTION 12.10.    No Recourse Against Others ............       77
SECTION 12.11.    Successors ............................       77
SECTION 12.12.    Multiple Originals ....................       78
SECTION 12.13.    Table of Contents; Headings ...........       78
SECTION 12.14.    Agent for Service; Submission to
                    Jurisdiction; Waiver of
                    Immunities ..........................       78


Rule 144A/Regulation S Appendix

Exhibit A - Form of Security

                              CROSS-REFERENCE TABLE

  TIA                                                    Indenture
Section                                                   Section
-------                                                   -------

   310(a)(1)               ..............................   7.10
      (a)(2)               ..............................   7.10
      (a)(3)               ..............................   N.A.
      (a)(4)               ..............................   N.A.
      (b)                  ..............................   7.08; 7.10
      (c)                  ..............................   N.A.
   311(a)                  ..............................   7.11
      (b)                  ..............................   7.11
      (c)                  ..............................   N.A.
   312(a)                  ..............................   2.05
      (b)                  ..............................   12.03
      (c)                  ..............................   12.03
   313(a)                  ..............................   7.06
      (b)(1)               ..............................   N.A.
      (b)(2)               ..............................   7.06
      (c)                  ..............................   14.02
      (d)                  ..............................   7.06
   314(a)                  ..............................   4.02;
                                                            4.21; 12.02
      (b)                  ..............................   N.A.
      (c)(1)               ..............................   12.04
      (c)(2)               ..............................   12.04
      (c)(3)               ..............................   N.A.
      (d)                  ..............................   N.A.
      (e)                  ..............................   14.05
      (f)                  ..............................   4.21
   315(a)                  ..............................   7.01
      (b)                  ..............................   7.05; 12.02
      (c)                  ..............................   7.01
      (d)                  ..............................   7.01
      (e)                  ..............................   6.11
   316(a)(last sentence)   ..............................   12.06
      (a)(1)(A)            ..............................   6.05
      (a)(1)(B)            ..............................   6.04
      (a)(2)               ..............................   N.A.
      (b)                  ..............................   6.07
   317(a)(1)               ..............................   6.08
      (a)(2)               ..............................   6.09
      (b)                  ..............................   2.04
   318(a)                  ..............................   12.01

                           N.A. means Not Applicable.


----------
Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of the Indenture.

                                    INDENTURE dated as of August 1, 1997, among
                           NAVIGATOR GAS TRANSPORT PLC, an Isle of Man public limited company (the "Company"), NAVIGATOR HOLDINGS PLC, as Isle of Man public limited company ("Holdings"), the guarantors listed on the signature pages hereto (the "Guarantors"), and THE CHASE MANHATTAN BANK, as Trustee (the "Trustee").


                  Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company's 12% Second Priority Ship Mortgage Notes Due 2007 (the "Initial Securities") and, if and when issued pursuant to a registered exchange for Initial Securities, the Company's 12% Second Priority Ship Mortgage Notes Due 2007 (the "Exchange Securities") and if and when issued pursuant to a private exchange for Initial Securities, the Company's 12% Second Priority Ship Mortgage Notes Due 2007 (the "Private Exchange Securities", together with the Exchange Securities and the Initial Securities, the "Securities"):



                                    ARTICLE 1

                   DEFINITIONS AND INCORPORATION BY REFERENCE

                  SECTION 1.01.  DEFINITIONS.

                  "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of the provisions described under Sections 4.05 and 4.08 only, "Affiliate" shall also mean any beneficial owner of Capital Stock representing 5% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Capital Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

                  "Allocated Portion of Interest Draw" means, with respect to an Interest Draw and a Vessel that has been accepted by the related Owner under the related Building Contract, an amount equal to the product of (a) the amount of such Interest Draw and (b) a fraction the numerator of which is one and the denominator of which is the number of Vessels that have been accepted by the related Owners as of the date of such Interest Draw.

                  "Allocated Portion of Interest Draws for a Vessel" means, as of any date of determination and with respect to a Vessel, an amount equal to the aggregate principal amount of all Allocated Portion of Interest Draws for such Vessel as of such date of determination.

                  "Allocated Principal Amount" means, when used with reference to the Securities and any Vessel, the following amounts: The quotient of (a) the difference between (i) the sum of the initial principal amount of the Securities and the initial principal amount of the First Priority Notes and (ii) all amounts applied to the principal thereof and (b) the difference between (i) five and (ii) the sum of (A) the number of Vessels that have been rejected by the Owners pursuant to the terms of the Building Contracts and (B) the number of Vessels released by the Collateral Agent from the lien of the related Mortgage.

                  "Attributable Debt" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Securities, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

                  "Available Cash" means, as of any Available Cash Determination Date, an amount equal to the excess, if any, of (a) the amounts available in the Revenue Account after giving effect to the payments made therefrom on the related Interest Payment Date over (b) the Manager's Fee for the Vessels payable in the next succeeding Management Fee Payment Date.

                  "Available Cash Determination Date" means, with respect to an Available Cash Payment Date, the close of business on the first Business Day of the month immediately preceding such Available Cash Payment Date.

                  "Available Cash Payment Date" means the first June 30 OR December 31 on or after which the First Priority Notes have been paid in full and each June 30 and December 31 thereafter so long as the Securities remain outstanding.

                  "Board of Directors" means the Board of Directors of Holdings (or, if Holdings no longer controls the Company, the Company) or any committee thereof duly authorized to act on behalf of such Board.

                  "Budgeted Monthly Operating Balance" means as of any date of determination the product of (i) $500,000 and (ii) the number of Vessels as to which the Delivery Date has occurred.

                  "Builders" means Jiangnan Shipyard and China
Shipbuilding Trading Company, Limited.

                  "Building Contract" means any of the shipbuilding contracts for the Vessels between the Builders and Holdings, each dated as of February 4, 1997, as amended and restated as of June 27, 1997, and to be assigned by Holdings to the Owners on or before the Issue Date.

                  "Building Contract Guarantee" means, with respect to each Building Contract, the guarantee on behalf of the Builders to be issued by the Export Import Bank of China.

                  "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in The City of New York, or in the city of the corporate trust office of the Trustee, are authorized by law to close.

                  "Capital Lease Obligations" means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

                  "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any

Preferred Stock, but excluding any debt securities convertible into such equity.

                  "CGTC" means Cambridge Gas Transport Corporation, a Cayman Islands corporation, and its successors.

                  "Change of Control" shall mean the occurrence of any of the following events:

                  (i) prior to the first public offering of common stock of Holdings, the Permitted Holders cease to be the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange act), directly or indirectly, of a majority in the aggregate of the total voting power of the Voting Stock of the Company, whether as a result of issuance of securities of Holdings or the Company, any merger, consolidation, liquidation or dissolution of Holdings or the Company, any direct or indirect transfer of securities by Holdings or otherwise (for purposes of this clause (i) and clause (ii) below, the Permitted Holders shall be deemed to beneficially own any Voting Stock of a corporation (the "specified corporation") held by any other corporation (the "parent corporation") so long as the Permitted Holders beneficially own (as so defined), directly or indirectly, in the aggregate a majority of the voting power of the Voting Stock of the parent corporation);

                  (ii) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (ii) such person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of the Company; PROVIDED, HOWEVER, that the Permitted Holders beneficially own (as defined in clause (i) above), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Company than such other person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors (for the purposes of this clause (ii), such other person shall be deemed to beneficially own any Voting Stock of a specified corporation held by a parent corporation, if such other person is the beneficial owner (as defined in this clause (ii)), directly or indirectly, of more than 35% of the voting power of the Voting Stock of such parent corporation and the Permitted Holders beneficially own (as defined in clause (i) above), directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of such parent corporation and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of such parent corporation);

                  (iii) during any period of two consecutive years, individuals who at the beginning of such period consti tuted the board of directors of Holdings or the Company (together with any new directors whose election by such board of directors or whose nomination for election by the shareholders of Holdings or the Company was approved by a vote of 66-2/3% of the directors of Holdings or the Company, as the case may be, then still in office who were either directors at the beginning of such period or whose election or nomination for elec tion was previously so approved) cease for any reason to constitute a majority of the board of directors of Holdings or the Company, respectively, then in office;

                  (iv) either CGTC or GEBAB ceases to be a shareholder of Holdings; or

                  (v) prior to the expiration of the warranty period of the final Vessel delivered by the Builders and accepted by the related Owner, TGE (including its Affiliates) disposes of any of its shares in Holdings, except to an Affiliate of TGE.

                  "Charters" is defined to mean each charter party and contract of affreightment between an Owner and any third party with respect to a Vessel, and as the same may be amended from time to time.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Collateral" means all the collateral described in the Security Agreements.

                  "Collateral Agent" means United States Trust Company of New York, as collateral agent under the Intercreditor Agreement, and its successors.

                  "Commercial Management Agreement" means the Master Commercial Marketing and Services Agreement between Holdings and GEBAB dated as of February 28, 1997, to be assigned by Holdings to the Manager on behalf of the Owners on or before the Issue Date.

                  "Company" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the indenture securities.

                  "Compulsory Acquisition" means requisition for title or other compulsory acquisition of any Vessel (otherwise than by requisition for hire), capture, seizure, condemnation, destruction, detention or confiscation of such Vessel by any Governmental Authority or by persons acting or purporting to act on behalf of any Governmental Authority.

                  "Consolidated Net Worth" means, with respect to any Person, the total of the amounts shown on the balance sheet of such Person and its consolidated Subsidiaries, determined on a consolidated basis in accordance with GAAP, as of the end of the most recent fiscal quarter of such Person ending at least 45 days prior to the taking of any action for the purpose of which the determination is being made, as (i) the par or stated value of all outstanding Capital Stock of such Person plus (ii) paid-in capital or capital surplus relating to such Capital Stock plus (iii) any retained earnings or earned surplus less (A) any accumulated deficit and (B) any amounts attributable to Disqualified Stock.

                  "Contractual Delivery Date" means with respect to a Vessel, the date specified in the relating Building Contract for the delivery of such Vessel.

                  "DCR" means Duff & Phelps Credit Rating Co. and its successors.

                  "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

                  "Delivery Date" means, with respect to a Vessel, the date such Vessel is accepted by the related Owner pursuant to the terms of the related Building Contract.

                  "Designated Owners" means CGTC, GEBAB, Xenon Shipping AS, a Norwegian corporation, and any Person actually controlled by any of the foregoing.

                  "Disqualified Stock" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, (ii) is convertible or exchangeable for Indebtedness or Disqualified Stock or (iii) is redeemable or subject to required purchase at the option of the holder thereof, in whole or in part, in each case on or prior to the first anniversary of the Stated Maturity of the Securities.

                  "Draw Amount" means the amount drawn under an Interest Draw or a Working Capital Draw, as the case may be.

                  "DCR" means Duff & Phelps Credit Rating Co. and its successors.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "First Priority Notes" means the Company's 10 1/2% First Priority Ship Mortgage Notes Due 2007 (including any notes issued under the First Priority Note Indenture in exchange therefor in an exchange offer).

                  "First Priority Note Indenture" means the indenture dated as of the date of this Indenture, among the Company, the Guarantors and the First Priority Note Trustee.

                  "First Priority Note Interest Amount" means, as of any Interest Payment Date, the amount of interest, determined by the First Priority Note Trustee, that is accrued and unpaid on the Allocated Principal Amount of the First Priority Notes as of such Interest Payment Date in respect of each Vessel as to which the Delivery Date has occurred as of such Interest Payment Date; PROVIDED, HOWEVER, that the First Priority Note Interest Amount on the Allocated Principal Amount of First Priority Notes in respect of a Vessel for the period prior to the Delivery Date of such Vessel shall be zero.

                  "First Priority Note Interest Shortfall" means, with respect to each Interest Payment Date, the excess of (i) the First Priority Note Interest Amount in respect of such Interest Payment Date over (ii) the amount available in the Revenue Account (after giving effect to distribution of amounts pursuant to Section 3.3(i) - (iii) of the Intercreditor Agreement on such Interest Payment
Date) as of the opening of business on the third Business Day prior to such Interest Payment Date.

                  "First Priority Note Trustee" means United States Trust Company of New York, a New York banking corporation, and its successors.

                  "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth in (i) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (ii) statements and pronouncements of the Financial Accounting Standards Board, (iii) such other statements by such other entity as approved by a significant segment of the accounting profession and (iv) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Sections 13 or 15(d) of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

                  "GEBAB" means Gesellschaft Fur Konzeption,
Beratung, Vermittlung und Betreuung privater Investitionen mbH, a German corporation.

                  "Governmental Approval" means any authorization, consent, approval, license, franchise, lease, ruling, permit, tariff, rate, certification, exemption, filing or registration by or with any Governmental Authority relating to the ownership of the Collateral or to the execution, delivery or performance of this Indenture, the First Priority Note Indenture or any Security Agreement.

                  "Governmental Authority" means the United States federal or any foreign government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any other governmental entity with authority over an Owner or the operation of a Vessel.

                  "guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person
(i) to
purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); PROVIDED, HOWEVER, that the term "guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "guarantee" used as a verb has a corresponding meaning.

                  "Guarantee Agreement" means a supplemental indenture, in a form satisfactory to the Trustee, pursuant to which a successor Owner becomes subject to the applicable terms and conditions of this Indenture.

                  "Guarantor" means each Owner.

                  "Holder" or "Securityholder" means the Person in whose name a Security is registered on the Registrar's books.

                  "Holdings" means Navigator Holdings PLC, an Isle of Man public limited company, and its successors.

                  "Holdings Pledge" means the pledge by Holdings to the Collateral Agent, for the benefit of the Securityholders, the holders of the First Priority Notes, the Letter of Credit Issuer, the participating banks party to the Letter of Credit Reimbursement Agreement, the Trustee and the First Priority Trustee, all the Capital Stock of the Company.

                  "Incidental Asset" is defined to mean any equipment, outfit, furniture, furnishings, appliances, spare or replacement parts or stores owned by the Company or an Owner that have become obsolete or unfit for use or no longer useful, necessary or profitable in the conduct of the business of the Company or such Owner, as the case may be. In no event shall the term "Incidental Asset" include a Vessel.

                  "Incur" means issue, assume, guarantee, incur or otherwise become liable for; PROVIDED, HOWEVER, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary. The term "Incurrence" when used as a noun shall have a correlative meaning. The accretion of principal of a non-interest bearing or other discount security shall be deemed the Incurrence of Indebtedness.

                  "Indebtedness" means, with respect to any Person on any date of determination (without duplication):

                  (i) the principal of and premium (if any) in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by securities, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable (other than a written commitment made on or prior to the Issue Date);

                  (ii) all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale/Leaseback Transactions entered into by such Person;

                  (iii) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

                  (iv) all obligations of such Person for the reim bursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (i) through (iii) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day follow ing payment on the letter of credit);

                  (v) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary of such Person, the liquidation preference with respect to, any Preferred Stock (but excluding, in each case, any accrued dividends);

                  (vi) all obligations of the type referred to in clauses (i) through (v) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any guarantee; and

                  (vii) all obligations of the type referred to in clauses (i) through (vi) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.

                  "Indenture" means this Indenture as amended or supplemented from time to time.

                  "Initial Letter of Credit Amount for Interest Draws" shall mean $45.5 million.

                  "Insurance Policies" means with respect to a Vessel, those policies of insurance required to be maintained pursuant to the terms of the related Mortgage.

                  "Insurance Proceeds" means the proceeds of the Insurance Policies.

                  "Intercompany Note" means the promissory note, dated the Issue Date, from the Owners evidencing the loans made by the Company to the Owners on the Issue Date as well as any amounts loaned from time to time by the Company to an Owner to fund working capital requirements of such Owner's Vessel.

                  "Intercreditor Agreement" means the Collateral Agency and Intercreditor Agreement, dated as of the date of this Indenture, among the Company, the Owners, Holdings, the Trustee, the First Priority Note Trustee, the Letter of Credit Issuer and the Collateral Agent, as the same may be amended from time to time.

                  "Interest Amount" means, as of any Interest Payment Date, the amount of interest, determined by the Trustee, that is accrued and unpaid on the Allocated Principal Amount of the Securities as of such Interest

Payment Date in respect each Vessel as to which the Delivery Date has occurred as of such Interest Payment Date; PROVIDED, HOWEVER, that the Interest Amount on the Allocated Principal Amount of Securities in respect of a Vessel for the period prior to the Delivery Date of such Vessel shall be zero.

                  "Interest Payment Date" means any date on which interest is payable on the Securities or the First Priority Notes.

                  "Interest Shortfall" means, with respect to each Interest Payment Date, the excess of (i) the Interest Amount in respect of such Interest Payment Date over (ii) the amount available in the Revenue Account (after giving effect to the distributions described in Section 3.3(i) and (ii) of the Intercreditor Agreement to be made on such Interest Payment Date) as of the opening of business on the third Business Day prior to such Interest Payment Date.

                  "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or other extensions of credit (including by way of guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. The payments of the Purchase Price shall not be deemed to be an Investment.

                  "Issue Date" means the date on which the Securities are originally issued.

                  "Issue of One Debenture" means the issue of one debenture, dated as of the Issue Date, between each Owner and the Collateral Agent wherein such Owner grants to the Collateral Agent a security interest in and to all of such Owner's now owned and hereafter acquired property.

                  "Letter of Credit" means the letter of credit issued pursuant to the Letter of Credit Reimbursement Agreement.

                  "Letter of Credit Issuer" means Credit Suisse First Boston acting through its London branch, as funding bank and as administrating bank for the participating banks party to the Letter of Credit Reimbursement Agreement.

                  "Letter of Credit Reimbursement Agreement" means the agreement dated as of the Issue Date among the Letter of Credit Issuer, the participating banks from time to time party thereto, the Company, Holdings and each of the Owners.

                  "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

                  "Management Agreement" means the management agreement to be entered into among Navigator Gas Management Limited, the Company, Holdings and each of the Owners.

                  "Manager" shall mean the company that manages the Vessels, which initially shall be Navigator Gas Management Limited.

                  "Manager's Fee" means, with respect to each Vessel, (a) prior to the Delivery Date thereof, an amount equal to $30,000 per annum, and (b) from and after the Delivery Date thereof, an amount equal to $120,000 per annum.

                  "Maximum Amount Available under the Letter of Credit" means, as of each date of determination, (1) the Initial Letter of Credit Amount for Interest Draws less (2) all Interest Draws made on the Letter of Credit to such date of determination plus (3) all amounts reimbursed to the Letter of Credit Issuer in repayment of Interest Draws, other than in respect of interest on outstanding Interest Draws, to such date of determination.

                  "Moody's" means Moody's Investor Service, Inc. and its successors.

                  "Mortgage" means the mortgage granted to the Collateral Agent by each Owner on its related Vessel to secure the obligations of such Owner under its Guarantee.

                  "Officer" means the Chairman of the Board, the President, any Vice President, the Treasurer or the Secre tary of the Company.

                  "Officers' Certificate" means a certificate signed by two Officers.

                  "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

                  "Owners" shall mean: Navigator Gas (IOM I-A) Limited, Navigator Gas (IOM I-B) Limited, Navigator Gas (IOM I-C) Limited, Navigator Gas (IOM I-D) Limited, and Navigator Gas (IOM I-E) Limited, each an Isle of Man private limited company, and their respective successors.

                  "Performance Bond" means, with respect to the Building Contracts, the performance bonds issued by The Export Import Bank of China, on behalf of the Builders, and Generale de Banque, on behalf of TGE.

                  "Permitted Holder" means CGTC, Xenon and GEBAB and their Related Parties.

                  "Permitted Investment" means an Investment by the Company or any Owner in (i) the Company or an Owner; (ii) Temporary Cash Investments; (iii) receivables owing to the Company or any Owner if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; PROVIDED, HOWEVER, that such trade terms may include such concessionary trade terms as the Company or any such Owner deems reasonable under the circumstances; (iv) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business; and (v) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Owner or in satisfaction of judgments.

                  "Permitted Liens" means with respect to any Person, (a) Liens securing obligations under this Indenture, the First Priority Note Indenture, the Securities, the First Priority Notes, the Letter of Credit Reimbursement Agreement and the Security Agreements; (b) other Liens existing or securing Indebtedness existing (or for which a written commitment has been made on or prior to the Issue Date) on the Issue Date; (c) Liens granted after the Issue Date in favor of the Holders; and in the case of an Owner, the following additional Liens: (d) Liens for crews' wages and pledges or deposits by such Person under worker's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business; (e) Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review; (f) Liens for property taxes not yet subject to penalties for non-payment or which are being contested in good faith and by appropriate proceedings; (g) Liens in favor of issuer's of surety bonds or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business; PROVIDED, HOWEVER, that such letters of credit do not constitute Indebtedness;
(h) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person; (i) Liens on property at the time such Person or any of its Subsidiaries acquires the property, including any acquisition by means of a merger or consolidation with or into such Person or a Subsidiary of such Person; PROVIDED, HOWEVER, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such acquisition; provided further, however, that the Liens may not extend to any other property owned by such Person or any of its Subsidiaries; (j) any Lien which arises in favor of an unpaid seller in respect of goods, plant or equipment sold and delivered to the Company in the ordinary course of business until payment of the purchase price for such goods or plant or equipment or any other goods, plant or equipment previously sold and delivered by that seller (except to the extent that such Lien secures Indebtedness or arises otherwise than due to deferment of payment of purchase price); (k) any Lien or pledge created or subsisting in the ordinary course of business over documents of title, insurance policies or sale contracts in relation to commercial goods to secure the purchase price thereof; (l) charters, leases or subleases granted to others in the ordinary course of business that are subject to the relevant Mortgage and that do not materially interfere with the ordinary course of business of the Company and the Owners, taken as a whole; (m) (A) Liens in favor of the Company or any Owner, (B) Liens arising from the rendering of a final judgment or order against the Company or any Owner that does not give rise to an Event of Default and (C) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and products and proceeds thereof; (n) Liens in favor of customers and revenue authorities arising as a matter of law to secure payment of custom duties in connection with the importation of goods; and (o) Liens for salvage. For purposes of this definition, the term "Indebtedness" shall be deemed to include interest on such Indebtedness.

                  "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

                  "Preferred Stock", as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

                  "principal" of a Security means the principal of the Security plus the premium, if any, payable on the Security which is due or overdue or is to become due at the relevant time.

                  "Public Equity Offering" means an underwritten primary public offering of common stock of Holdings pursuant to an effective registration statement under the Securities Act.

                  "Public Market" means any time after (x) a Public Equity Offering has been consummated and (y) at least 15% of the total issued and outstanding common stock (being ordinary shares) of Holdings has been distributed by means of an effective registration statement under the Securities Act or is eligible for distribution pursuant to Rule 144(k) under the Securities Act.

                  "Purchase Price" means, with respect to a Vessel, the amount specified under the related Building Contract as the total purchase price to be paid to the Builders for such Vessel.

                  "Rating Agencies" means S&P, DCR and Moody's, or if S&P, DCR or Moody's or all of them shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company (as certified by a resolution of the Board of Directors) which shall be substituted for S&P, DCR or Moody's or all of them, as the case may be.

                  "Refund Amount" means with respect to a Vessel and the related Building Contract, the amount payable by the Builders in the event such Building Contract is rescinded by the related Owner because of a material breach thereof by the Builders (including a failure to pay liquidated damages for any delay in the delivery of the related Vessel) or is otherwise terminated.

                  "Registration Jurisdiction" means the Republic of Liberia or such other jurisdiction under whose laws a Vessel is permitted to be registered under the terms and subject to the conditions of this Indenture.

                  "Related Business" means any business related, ancillary or complementary to the businesses of the Company and the Owners on the Issue Date.

                  "Related Party" with respect to a Permitted Holder means (A) any controlling stockholder, 80% (or more) owned subsidiary, or spouse or immediate family member (in the case of an individual) of the foregoing or (B) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of such other persons referred to in the immediately preceding clause (A).

                  "Rescission Amount" means, as of any date of determination and with respect to a Vessel, the sum of (a) the Allocated Principal Amount of the Securities and the Allocated Principal Amount of the First Priority Notes, in each case for such Vessel as of such date, (b) all accrued and unpaid interest thereon to the date of the redemption of the Securities and the First Priority Notes, (c) any and all Manager's Fees owing to the Manager in respect of such Vessel, (d) an amount equal to the amounts of all Working

Capital Draws made with respect to such Vessel, together with all amounts owing to the Letter of Credit Company with respect thereto and (e) any cost incurred by the Collateral Agent in connection with the related redemption.

                  "Restricted Payment" with respect to any Person means (i) the declaration or payment of any dividends or any other distributions of any sort in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving such Person) or similar payment to the direct or indirect holders of its Capital Stock (ii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company held by any Person or of any Capital Stock of an Owner held by any Affiliate of the Company (other than an Owner), including the exercise of any option to exchange any Capital Stock, (iii) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition) or (iv) the making of any Investment in any Person (other than a Permitted Investment).

                  "Sale/Leaseback Transaction" means an arrangement relating to property now owned or hereafter acquired whereby the Company or an Owner transfers such property to a Person and the Company or an Owner leases it from such Person.

                  "S&P" means Standard & Poor's Ratings Group, a division of The McGraw Hill Company, Inc. and its successors.

                  "SEC" means the Securities and Exchange
Commission.

                  "Securities" means the Securities issued under this Indenture.

                  "Securities Act" means the Securities Act of 1933.

                  "Security Agreements" means the Intercreditor
Agreement, the Mortgages, each Issue of One Debenture and the Assignments of Earnings and Insurances.

                  "Subordinated Obligation" means any Indebtedness of the Company (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Securities pursuant to a written agreement to that effect.

                  "Subsidiary" means, in respect of any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person,
(ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person.

                  "Taxes" means any present or future taxes, duties, assessments or governmental charges of whatever nature (or interest on any taxes, duties, assessments or other governmental charges of whatever nature) imposed or levied by or on behalf of, or within, the Isle of Man (or the jurisdiction of incorporation of any successor of the Company or any of the Owners) or any political subdivision or taxing authority thereof or therein.

                  "Technical Management Agreement" means the Baltic and International Maritime Council (BIMCO) Standard Ship Management Agreement between GEBAB and Holdings, on behalf of the Owners, dated as of February 28, 1997, to be assigned by Holdings to the Manager, on behalf of the Owners, on or before the Issue Date.

                  "Technical Supervision Agreement" means the Agreement on Contract for Technical Matters among GEBAB, Holdings, on behalf of the Owners, and the Builders dated as of February 28, 1997, to be assigned by Holdings to the Manager on behalf of the Owners on or before the Issue Date.

                  "Temporary Cash Investments" means any of the following: (i) any investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof; (ii) investments in time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust issuer which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States, and which bank or trust issuer has capital, surplus and undivided profits aggregating in excess of $50,000,000 (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor; (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause (ii) above; (iv) investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's, "A-1" (or higher) according to S&P or "D-1" (or higher) according to DCR; (v) investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P, Moody's or DCR and (vi) guaranteed investment contracts, investment agreements or similar agreements initially rated "A" by S&P, Moody's or DCR that are treated as Indebtedness for United States federal income tax purposes. For purposes of determining whether a Temporary Cash Investment matures on or before the next succeeding Interest Payment Date, each payment received under a Temporary Cash Investment described in clause (vi) above will be considered to be the maturity of such Temporary Cash Investment. A guaranteed investment contract, investment agreement or similar agreement that constitutes a senior unsecured long-term debt obligation of a Person shall be deemed to have the same rating as such person's other senior unsecured long-term debt obligations, if any, that are rated by a Rating Agency.

                  "TGE" means Tractebel Gas Engineering GmbH, and its successors and assigns.

                  "TIA" means the Trust Indenture Act of 1939
(15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date of this Indenture.

                  "Total Loss" means, with respect to a Vessel that has been accepted by an Owner, either (a) actual or constructive or compromised or arranged total loss of the

Vessel, (b) Compulsory Acquisition of the Vessel or (c) a requisition by a Governmental Authority for hire of the Vessel for a period in excess of 180 days. Any actual loss of the Vessel shall be deemed to have occurred at 1200 hours Greenwich Mean Time ("GMT") on the actual date on which the Vessel was lost or in the event of the date of the loss being unknown then the actual total loss shall be deemed to have occurred at 1200 hours GMT on the day next following the day on which the Vessel was last heard from. A constructive total loss shall be deemed to have occurred at 1200 hours GMT on the earliest of: (1) the date that notice of abandonment of the Vessel is given to the insurers, provided a claim for total loss is admitted by the insurers, (2) if the insurers do not admit such a claim, at the date and time GMT at which a total loss is subsequently adjudged by a competent court of law or arbitration tribunal to have occurred, or (3) the date that a report is rendered by one or more experts in marine surveying and vessel valuation concluding that salvage, repair and associated costs in restoring the Vessel to the condition specified in each Mortgage exceed the Vessel's fair market value in sound condition.

                  "Total Loss Payment" means, as of any date of determination and with respect to a Vessel, the sum of (a) the Allocated Principal Amount of the Securities and the Allocated Principal Amount of the First Priority Notes, in each case for such Vessel as of such date, (b) all accrued and unpaid interest thereon to the date of the redemption of the Securities and of the First Priority Notes, (c) any and all premiums payable with respect to such redemption, (d) any and all Manager's Fees owing to the Manager in respect of such Vessel, (e) an amount equal to the amounts of all Working Capital Draws made with respect to such Vessel, together with all amounts owing to the Letter of Credit Issuer with respect thereto and (f) an amount equal to the Allocated Portion of all Interest Draws for such Vessel, together with all amounts owing to the Letter of Credit Issuer with respect thereto.

                  "Trustee" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

                  "Trust Officer" means any officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

                  "UK Lease" means an arrangement pursuant to which
(i) an Owner enters into either a hire purchase agreement or a conditional sale contract with a UK Lessor providing for such UK Lessor to pay a purchase price for the related Vessel and granting such UK Lessor a right of possession in respect of such Vessel, (ii) such UK Lessor charters such Vessel to such Owner under a bareboat charter for a term ending after the maturity date of the Securities and (iii) such Owner's monetary obligations with respect to such charter are effectively satisfied by depositing such purchase price in a defeasance trust; PROVIDED, HOWEVER, that the creation of any such UK Lease shall not result in the lowering of any ratings obtained with respect to the Securities.

                  "UK Lessor" means a leasing subsidiary of a United Kingdom clearing bank.

                  "Uniform Commercial Code" means the New York Uniform Commercial Code as in effect from time to time.

                  "U.S. Government Obligations" means direct obliga tions (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the Company's option.

                  "Vessel" means a Vessel built pursuant to a Building Contract.

                  "Vessel Purchase Installment Date" means, with respect to a Building Contract, each date on which an installment of the Purchase Price is payable by the related Owner pursuant to the terms of such Building Contract.

                  "Voting Stock" of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

                  "Xenon" means Xenon Shipping Inc., a Norwegian corporation, and its successors.

                  SECTION 1.02.  OTHER DEFINITIONS.

                                                 Defined in
                         Term                      Section
                         ----                      -------

         "Affiliate Transaction" ................    4.08
         "Appendix" .............................    2.01
         "Bankruptcy Law" .......................    6.01
         "covenant defeasance option" ...........    8.01(b)
         "Custodian" ............................    6.01
         "Event of Default" .....................    6.01
         "legal defeasance option" ..............    8.01(b)
         "Legal Holiday" ........................   12.08
         "Obligations" ...... ...................   10.01
         "Paying Agent" .........................    2.03
         "Purchase Date" ........................    4.18(c)
         "Registrar".............................    2.03
         "Release Notice"........................   11.04
         "Successor Company" ....................    5.01(a)
         "Successor Guarantor" ..................    5.01(b)

                  SECTION 1.03. INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT. This Indenture is subject to the mandatory provisions of the TIA which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

                  "Commission" means the SEC;

                  "indenture securities" means the Securities;

                  "indenture security holder" means a
Securityholder;

                  "indenture to be qualified" means this Indenture;

                  "indenture trustee" or "institutional trustee" means the Trustee; and

                  "obligor" on the indenture securities means the Company and any other obligor on the indenture securities.

                  All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

                  SECTION 1.04. RULES OF CONSTRUCTION. Unless the context otherwise requires:

                  (1) a term has the meaning assigned to it;

                  (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                  (3) "or" is not exclusive;

                  (4) "including" means including without limita tion;

                  (5) words in the singular include the plural and words in the plural include the singular;

                  (6) unsecured Indebtedness shall not be deemed to be subordinate or junior to Indebtedness secured by a Lien merely by virtue of its nature as unsecured Indebtedness;

                  (7) the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP and accretion of principal on such security shall be deemed to be the Incurrence of Indebtedness;

                  (8) the principal amount of any Preferred Stock shall be (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemp tion or mandatory repurchase price with respect to such Preferred Stock, whichever is greater;

                  (9) all references to the date the Securities were originally issued shall refer to the date the Initial Securities were originally issued; and

                  (10) whenever there is mentioned in this Indenture or the Security Agreements the payment of the principal of or any premium or interest on, or in respect of, any Security, any payment pursuant to the Guarantees or the net proceeds received from the Company or a Guarantor on the sale or exchange of any Security, such mention shall be deemed to include mention of the payment of Additional Amounts provided for in Section 4.17 to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to Section 4.17.

                                    ARTICLE 2

                                 THE SECURITIES

                  SECTION 2.01. FORM AND DATING. Provisions relating to the Initial Securities, the Private Exchange Securities and the Exchange Securities are set forth in the Rule 144A/Regulation S Appendix attached hereto (the "Appendix") which is hereby incorporated in and expressly made part of this Indenture. The Initial Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit 1 to the Appendix which is hereby incorporated in and expressly made a part of this Indenture. The Exchange Securities, the Private Exchange Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A, which is hereby incorporated in and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Security shall be dated the date of its authentication. The terms of the Securities set forth in the Appendix and Exhibit A are part of the terms of this Indenture.

                  SECTION 2.02. EXECUTION AND AUTHENTICATION. Two Officers shall sign the Securities for the Company by manual or facsimile signature.

                  If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenti cates the Security, the Security shall be valid neverthe less.

                  A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be con clusive evidence that the Security has been authenticated under this Indenture.

                  The Trustee shall authenticate and deliver Securities for original issue upon a written order of the Company signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company. Such order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated. The aggregate principal amount of Securities outstanding at any time may not exceed that amount except as provided in
Section 2.06.

                  The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Securities. Unless limited by the terms of such appoint ment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authen tication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

                  SECTION 2.03. REGISTRAR AND PAYING AGENT. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Securities may be presented for payment (the "Paying Agent"). The Registrar shall keep a register of the Secur ities and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any addi tional paying agent.

                  The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provi sions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Regis trar or Paying Agent or to notify the Trustee as provided in the previous sentence, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar, co-registrar or transfer agent.

                  The Company initially appoints the Trustee as Registrar and Paying Agent in connection with the Securi ties.

                  SECTION 2.04. PAYING AGENT TO HOLD MONEY IN TRUST. Prior to each due date of the principal and interest on any Security, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal and interest when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying

Agent for the payment of principal of or interest on the Securities and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

                  SECTION 2.05. SECURITYHOLDER LISTS. The Trustee shall preserve in as current a form as is reasonably prac ticable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

                  SECTION 2.06. REPLACEMENT SECURITIES. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the requirements of
Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss which any of them may suffer if a Security is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Security.

                  Every replacement Security is an additional obligation of the Company.

                  SECTION 2.07. OUTSTANDING SECURITIES. Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancelation and those described in this Section as not outstanding. A Security does not cease to be outstand ing because the Company or an Affiliate of the Company holds the Security.

                  If a Security is replaced pursuant to Section 2.06, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a bona fide purchaser.

                  If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

                  SECTION 2.08. TEMPORARY SECURITIES. Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities and deliver them in exchange for temporary Securities.

                  SECTION 2.09. CANCELATION. The Company at any time may deliver Securities to the Trustee for cancelation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and destroy (subject to the record reten tion requirements of the Exchange Act) all Securities surrendered for registration of transfer, exchange, payment or cancelation and deliver a certificate of such destruction to the Company unless the Company directs the Trustee to deliver canceled Securities to the Company. The Company may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancelation.

                  SECTION 2.10. DEFAULTED INTEREST. If the Company defaults in a payment of interest on the Securities, the Company shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Company may pay the defaulted interest to the persons who are Securityholders on a subsequent special record date. The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail to each Securityholder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

                  SECTION 2.11. CUSIP NUMBERS. The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use) and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; PROVIDED, HOWEVER, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.


                                    ARTICLE 3

                                   REDEMPTION

                  SECTION 3.01. NOTICES TO TRUSTEE. If the Company elects to redeem Securities pursuant to paragraph 5 of the Securities or is required to redeem Securities pursuant to paragraph 6 of the Securities, it shall notify the Trustee in writing of the redemption date, the principal amount of Securities to be redeemed and the paragraph of the Securities pursuant to which the redemption will occur.

                  If the Company is required to redeem Securities pursuant to paragraph 6 of the Securities, it may reduce the principal amount of Securities required to be redeemed to the extent it is permitted a credit by the terms of the Securities and it notifies the Trustee of the amount of the credit and the basis for it. If the reduction is based on a credit for redeemed or canceled Securities that the Company has not previously delivered to the Trustee for cancelation, it shall deliver such Securities with the notice.

                  The Company shall give each notice to the Trustee provided for in this Section at least 60 days before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers' Certificate and an Opinion of Counsel from the Company to the effect that such redemption will comply with the condi tions herein.

                  SECTION 3.02. SELECTION OF SECURITIES TO BE REDEEMED. If fewer than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed pro rata or by lot or by a method that complies with applicable legal and securities exchange requirements, if any, and that the Trustee in its sole discretion shall deem to be fair and appropriate and in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances. The Trustee shall make the selection from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $1,000. Securities and portions of them the Trustee selects shall be in amounts of $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.

                  SECTION 3.03. NOTICE OF REDEMPTION. At least 30 days but not more than 60 days before a date for redemp tion of Securities, the Company shall mail a notice of redemption by first-class mail to each Holder of Securities to be redeemed at such Holder's registered address.

                  The notice shall identify the Securities to be redeemed and shall state:

                  (1) the redemption date;

                  (2) the redemption price or the method of calculating such redemption price pursuant to this Indenture;

                  (3) the name and address of the Paying Agent;

                  (4) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemp tion price;

                  (5) if fewer than all the outstanding Securities are to be redeemed, the identification and principal amounts of the particular Securities to be redeemed;

                  (6) that, unless the Company defaults in making such redemption payment, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

                  (7) the paragraph of the Securities pursuant to which the Securities called for redemption are being redeemed; and

                  (8) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.

                  At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. In such event, the Company shall provide the Trustee with the information required by this Section.

                  SECTION 3.04. EFFECT OF NOTICE OF REDEMPTION. Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surren der to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

                  SECTION 3.05. DEPOSIT OF REDEMPTION PRICE. Prior to the redemption date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued inter est on all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which have been delivered by the Company to the Trustee for cancelation.

                  SECTION 3.06. SECURITIES REDEEMED IN PART. Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder (at the Company's expense) a new Security equal in principal amount to the unredeemed portion of the Secur ity surrendered.


                                    ARTICLE 4

                                    COVENANTS

                  SECTION 4.01. PAYMENT OF SECURITIES. The Company shall promptly pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due.

                  The Company shall pay interest on overdue princi pal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.


                  SECTION 4.02. SEC REPORTS. Whether or not required by the rules and regulations of the SEC, Holdings shall furnish to the Securityholders
(i) all annual and quarterly financial information that would be required to be contained in a filing with the SEC on Forms 20-F and 10-Q if Holdings were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual financial information, a report thereon by Holdings' certified independent accountants and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if Holdings were required to file such reports; PROVIDED, HOWEVER, that (x) such quarterly financial information shall be furnished within 60 days following the end of each such fiscal quarter of Holdings (provided that the initial quarterly information shall be furnished within 75 days following the end of the most recently completed fiscal quarter ending prior to the Issue Date) and (y) such annual financial information shall be furnished within 120 days following the end of the fiscal year of Holdings. In addition, whether or not required by the rules and regulations of the SEC, Holdings will file a copy of all such information and reports with the SEC for public availability (unless the SEC will not accept such filing). In addition, Holdings shall furnish to the Securityholders and to prospective investors, upon the requests of such Securityholders, any information required to be delivered pursuant to Rule 144A (d)(4) under the Securities Act so long as the Securities are not freely transferable under the Securities Act.

                  SECTION 4.03.  LIMITATION ON INDEBTEDNESS.  The
Company shall not Incur, directly or indirectly, any Indebtedness, except that the Company may Incur any or all of the following Indebtedness:

                  (1) the Securities and the First Priority Notes;
         and

                  (2) Indebtedness Incurred under the Letter of
         Credit Reimbursement Agreement and under the Security
         Agreements.

                  SECTION 4.04.  LIMITATION ON INDEBTEDNESS OF
OWNERS. (a) The Company shall not permit any Owner to Incur, directly or indirectly, any Indebtedness except that an Owner may Incur the following Indebtedness:

                  (1) Guarantees of the Securities and the First Priority Notes, the Company's obligations under the Letter of Credit Reimbursement Agreement and any Indebtedness Incurred under the Security Agreements;

                  (2) the Intercompany Note; and

                  (3) Attributable Debt in respect of a UK Lease; PROVIDED, HOWEVER, that prior to such Incurrence, the Company shall have delivered to the Trustee written confirmation from the Rating Agencies that the entry into such UK Lease will not result in a downgrading (or possible downgrading) of the Securities.

                  SECTION 4.05. LIMITATION ON RESTRICTED PAYMENTS. The Company shall not, and shall not permit any Owner, directly or indirectly, to make a Restricted Payment.

                  SECTION 4.06. LIMITATION ON RESTRICTIONS ON DISTRIBUTIONS FROM OWNERS. The Company shall not, and shall not permit any Owner to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Owner to (a) pay dividends or make any other distributions on its Capital Stock to the Company or another Owner or pay any Indebtedness owed to the Company, (b) make any loans or advances to the Company or (c) transfer any of its property or assets to the Company, except any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Issue Date.

                  SECTION 4.07. LIMITATION ON ASSET SALES. The Company shall not, and shall not permit any Owner to, sell, assign, convey, transfer or otherwise dispose of a Vessel or any other portion of the Collateral, except pursuant to the Security Agreements or a UK Lease and except sales of Incidental Assets.

                  SECTION 4.08. LIMITATION ON AFFILIATE TRANSACTIONS. (a) Except for payments under the Building Contract which the Builders paid to TGE or which the Builders have directed to be paid directly to TGE, the Company shall not, and shall not permit any Owner to, enter into or permit to exist any transaction or series of related transactions (including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with any Affiliate of the Company (an "Affiliate Transaction") unless the terms thereof (1) are no less favorable to the Company or such Owner than those that could be obtained at the time of such transaction in arm's-length dealings with a Person who is not such an Affiliate,
(2) if such Affiliate Transaction involves an amount in excess of $1,000,000,
(i) are set forth in writing and (ii) have been approved by a majority of the members of the Board of Directors having no personal stake in such Affiliate Transaction and (3) if such Affiliate Transaction involves an amount in excess of $5,000,000, have been determined by a reasonably appropriate independent qualified appraiser given the size and nature of the transaction to be fair, from a financial standpoint, to the Company and the Owners.

         (b) The provisions of the foregoing paragraph (a) shall not prohibit
(i) any Restricted Payment permitted to be paid pursuant to Section 4.05, (ii) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options, stock ownership and other employee benefit plans approved by the Board of Directors, (iii) the grant of stock options or similar rights to employees and directors of Holdings or the Company pursuant to plans approved by the Board of Directors, (iv) fees paid to directors who are not employees of the Company or the Owners, (v) any Affiliate Transaction between the Company and an Owner or between Owners, (vi) the performance by the Company and the Owners of their obligations under the Management Agreement and, in the case of the Owners, the Technical Supervision Agreement, the Technical Management Agreement and the Commercial Management Agreement, in each case in the form in effect on the Issue Date, and (vii) certain payments to be made to GEBAB, TGE and Xenon on the Issue Date.

                  SECTION 4.09. LIMITATION ON THE SALE OR ISSUANCE OF CAPITAL STOCK OF OWNERS. The Company shall not sell or otherwise dispose of any Capital Stock of an Owner, and shall not permit any such Owner, directly or indirectly, to issue or sell or otherwise dispose of any of its Capital Stock except (i) to the Company or another Owner, or (ii) directors' qualifying shares.

                  SECTION 4.10.  LIMITATION ON LIENS.  The Company
shall not, and shall not permit any Owner to, directly or indirectly, Incur or permit to exist any Lien of any nature whatsoever on any of its properties (including Capital Stock of an Owner), whether owned at the Issue Date or thereafter acquired, other than Permitted Liens.

                  SECTION 4.11. LIMITATION ON SALE/LEASEBACK TRANSACTIONS. The Company shall not, and shall not permit any Owner to, enter into any Sale/Leaseback Transaction, except for a UK Lease.

                  SECTION 4.12. OFFERS TO PURCHASE WITH AVAILABLE CASH AND UPON A CHANGE OF CONTROL. (a) Commencing on the first Available Cash Payment Date and on each Available Cash Payment Date thereafter, the Company shall, to the extent of Available Cash on such Available Cash Payment Date, make an offer (each, an "Available Cash Offer") to each Holder of the Securities to purchase such Holder's Securities, in whole or in part, at a price equal to 102% of the principal amount thereof plus accrued and unpaid interest to the date of purchase (subject to the right holders of record on the relevant record date to receive interest on the relevant Interest Payment Date), in accordance with the terms contemplated in Section 4.12(c); PROVIDED, HOWEVER, that the Company will not be required to make an Available Cash Offer if Available Cash on such Available Cash Payment Date is less than $1.0 million.

                  (b) Upon the occurrence of a Change of Control, each Holder shall have the right to require the Company to repurchase such Holder's Securities at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest on the relevant interest payment date), in accordance with the terms contemplated in Section 4.12(c); PROVIDED that the Company shall purchase any and all First Priority Notes validly tendered pursuant to a change of control offer made pursuant to the First Priority Note Indenture prior to purchasing any Securities validly tendered pursuant to such Change of Control Offer.

                  (c) On the next succeeding Business Day after the Available Cash Determination Date with respect to an Available Cash Offer and within 30 days after the occurrence of a Change of Control, the Company will be required to provide, by mail (first class, prepaid) written notice to the Trustee and each Holder stating that: (i) Available Cash is expected to be available on the next succeeding Available Cash Payment Date or a Change of Control has occurred, as applicable; (ii) an Available Cash Offer is being made and Securities of the applicable series having an aggregate principal amount equal to Available Cash divided by 1.02 (the "Maximum Principal Amount") will be accepted for payment or a Change of Control Offer is being made and all Securities validly tendered will be accepted for payment, as applicable (subject, as applicable, to the limitations on the purchase of Securities set forth in Section 4.12(a) and (b));
(iii) the purchase price and date of purchase (which shall be the Available Cash Date, in the case of an Available Cash Offer, or which shall be a Business Day not less than 30 days nor more than 60 days from the date on which such Change of Control notice is mailed in the case of a Change of Control Offer); (iv) any Security not tendered will continue to accrue interest pursuant to its terms;
(v) any Security accepted for payment pursuant to the Available Cash Offer or the Change of Control Offer, as applicable, shall cease to accrue interest on and after the purchase payment date therefor (in the case of a Change of Control Offer, the "Change of Control Payment Date" and, together with the Available Cash Offer, the "Purchase Payment Date"), unless the Company defaults on such payment; (vi) Holders of Securities electing to have any Security or portion thereof purchased pursuant to an Available Cash Offer or Change of Control Offer will be required, prior to the close of business on the Business Day immediately preceding the applicable Purchase Payment Date, to surrender such Security to the Trustee at the address specified in the notice, together with a completed form entitled "Option of the Holder to Elect Purchase" on the reverse side of such Security; (vii) Holders of Securities will be entitled to withdraw their election if the Trustee receives, not later than the close of business on the third Business Day immediately preceding the applicable Purchase Payment Date, a telegraph, facsimile transmission or letter setting forth the name of such Holder, the principal amount of Securities delivered for purchase, and a statement that such Holder is withdrawing his election to have such Securities purchased; and (viii) Holders whose Securities are being purchased in part will receive new Securities of the same series and in principal amount equal to the unpurchased portion of the Securities surrendered; PROVIDED, HOWEVER, that each Security purchased and each new Security issued shall be in a principal amount of $1,000 or integral multiples thereof.

                  (d) On the applicable Purchase Payment Date, the Company will be required to: (i) accept for payment all Securities or portions thereof tendered pursuant to the Available Cash Offer or Change of Control Offer, as applicable (subject, as applicable, to the limitations on the purchase of Securities set forth in Section 4.12(a) and (b)); (ii) deposit with the Trustee funds sufficient to pay the purchase price of all Securities of the applicable series or portions thereof so accepted, on a pro rata basis, in the proportion which the amount payable to each Holder of Securities bears to the aggregate amount payable in respect of all outstanding Securities; and (iii) deliver or cause to be delivered to the Trustee, all Securities or potions thereof so accepted together with an officers' certificate specifying the Securities or portions thereof accepted for payment. The Trustee shall promptly mail, to the Holders of Securities so accepted, payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail to such Holders a new Security equal in principal amount to any unpurchased portion of the Securities surrendered; PROVIDED, HOWEVER, that each Security purchased and each new Security issued shall be in a principal amount of $1,000 or integral multiples thereof; PROVIDED FURTHER, HOWEVER, that with respect to an Available Cash Offer, if the aggregate amount of Securities tendered exceeds the Maximum Principal Amount, then the Trustee shall select Securities to be purchased ratably from each Holder that tendered Securities such that the ratio of the principal amount of the Securities to be purchased from each Holder that tendered Securities to the aggregate principal amount of Securities tendered by such Holder shall, as nearly as practicable and subject to rounding, equal the ratio of the Maximum Principal Amount to the aggregate principal amount of the Securities tendered with respect to such Available Cash Offer. The Company will notify the Holders of the results of an Available Cash Offer or Change of Control on or as soon as practicable after the applicable Purchase Payment Date.

                  (e) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws and regulations in connection with the repurchase of Securities pursuant to this Section 4.12. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.12, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue thereof.

                  SECTION 4.13. LIMITATION ON BUSINESS ACTIVITIES. The Company shall not conduct any trade or business other than hold Investments in the Owners. The Company shall not permit any Owner to conduct any trade or business other than the ownership and operation of its respective Vessel and holding Investments in the Company or one or more other Owners.

                  SECTION 4.14. IMPAIRMENT OF SECURITY INTEREST. The Company shall not, and shall not permit any Owner to, take or knowingly or negligently omit to take, any action which action or omission might or would have the result of materially impairing the security interest with respect to the Collateral for the benefit of the Trustee and the Securityholders, and the Company shall not, and shall not permit any Owner to, grant to any Person other than the Collateral Agent, for the benefit of the Trustee, the First Priority Note Trustee, the Letter of Credit Issuer and the holders of the Securities and of the First Priority Notes, any interest whatsoever in any of the Collateral.

                  SECTION 4.15. AMENDMENTS TO SECURITY AGREEMENTS. The Company shall not, and shall not permit any Owner to, amend, modify or supplement, or permit or consent to any amendment, modification or supplement of, the Security Agreements in any way that would be adverse to the holders of the Securities.

                  SECTION 4.16.  LIMITATION ON ACTIVITIES OF
HOLDINGS. (a) Holdings shall not Incur, directly or indirectly, any Indebtedness other than the Holdings Pledge.

                  (b) Holdings shall at all times be the holder of record of, and shall be the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of, 100% of the outstanding Capital Stock of the Company.

                  (c) Holdings shall not engage in any trade or business or hold any assets or make any Investments (other than, in each case, the ownership of the Capital Stock of the Company).

                  (d) Holdings shall not, directly or indirectly, Incur or permit to exist any Lien of any nature whatsoever on any of its properties, other than the Holdings Pledge.

                  (e) Holdings shall not consolidate with or merge with or into any Person.

                  SECTION 4.17. ADDITIONAL AMOUNTS. The Company and the Guarantors shall make all payments of, or in respect of, principal of and interest on the Securities, and all payments pursuant to the Guarantees, without withholding or deduction for, or on account of any Taxes, unless such Taxes are required by the Isle of Man or the jurisdiction of incorporation of any successor to the Company or any of the Owners (each a "Successor Jurisdiction"), as the case may be, or any such authority to be withheld or deducted. In the event such Taxes are to be withheld or deducted, the Company, the relevant Guarantor or any successor, as the case may be, will pay such additional amounts of, or in respect of, principal and interest or with respect to payments pursuant to the Guarantees ("Additional Amounts") as may be necessary so that the net amount received by each Holder (including Additional Amounts) after such withholding or deduction will not be less than the amounts that the Holder would have received if such Taxes had not been withheld or deducted, except that no Additional Amounts shall be so payable for or on account of:

         (1) Taxes that would not have been imposed but for

                  (a) the existence of any present or former connection between such Holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such Holder, if such Holder is an estate, trust, partnership or corporation) and the Isle of Man or any Successor Jurisdiction (including any territory or political subdivision of the foregoing), as the case may be, including such Holder (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) being or having been a national, domiciliary or resident of or treated as a resident thereof or being or having been present or engaged in a trade or business therein or having or having had a permanent establishment therein;

                  (b) the presentation of such Security for payment in the Isle of Man or any Successor Jurisdiction, as the case may be, or any of their respective territories or political subdivisions, unless such Security could not have been presented for payment elsewhere; or

                  (c) the presentation of such Security more than 30 days after the date on which the payment in respect of such Security became due and payable or provided for, whichever is later, except to the extent that the Holder would have been entitled to such Additional Amounts if it had presented such Security for payment on any day within such period of 30 days;

         (2) any estate, inheritance, gift, sale, transfer, personal property of similar tax, assessment or other governmental charge;

         (3) any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure of the Holder or beneficial owner of a Security to comply with a request of the Company or any of the Guarantors, as the case may be, addressed to the Holder (a) to provide reasonable information concerning the nationality, residence or identity of the Holder or such beneficial owner or (b) to make any reasonable declaration or other similar claim or satisfy any reasonable information or reporting requirement, which, in the case of (a) or (b), is required or imposed by a statute, treaty, regulation or administrative practice of the taxing jurisdiction as a precondition to exemption from all or part of such tax, assessment or governmental charge; or

         (4) any combination of clauses (1), (2) and (3);

nor shall Additional Amounts be paid with respect to any payment of the principal of or any premium or interest on any such Security, or payment pursuant to the Guarantees, to any Holder (including a fiduciary or partnership) to the extent that the beneficial owner would not have been entitled to such Additional Amounts had it been the Holder of the Security. The Company or the relevant Guarantors, as the case may be, will also (i) make such withholding or deduction and (ii) remit the full amount deducted or withheld to the relevant authority in accordance with applicable law. The Company or the relevant Guarantors, as the case may be, will furnish to Holders of Securities that are outstanding on the date of the withholding, or deduction for or on account of Taxes, within 30 days after the date of the payment of any Taxes due pursuant to applicable law, certified copies of tax receipts evidencing such payment by the Company or the relevant Guarantors, as the case may be.

                  The Company or the relevant Guarantors, as the case may be, shall pay any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies that arise in any jurisdiction from the execution, delivery, enforcement or registration of the Securities or the Guarantees or any other document or instrument in relation thereto, or the receipt of any payments with respect to the Securities or Guarantees, excluding such taxes, charges or similar levies imposed by any jurisdiction outside of the Isle of Man, any Successor Jurisdiction or any jurisdiction in which a Paying Agent is located (except those resulting from or required to be paid in connection with, the enforcement of the Securities or the Guarantees or an other such document or instrument following the occurrence of any Event of Default), and the Company and the Guarantors hereby agree to indemnify the Holders for any such taxes paid by such Holders.

                  SECTION 4.18. COMPLIANCE CERTIFICATE. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers' Certificate stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period. If they do, the certificate shall describe the Default, its status and what action the Company is taking or proposes to take with respect thereto. The Company also shall comply with TIA ss. 314(a)(4).

                  SECTION 4.19. FURTHER INSTRUMENTS AND ACTS. Upon request of the Trustee, the Company and the Guarantors agree to execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.


                                    ARTICLE 5

                                SUCCESSOR COMPANY

                  SECTION 5.01. WHEN COMPANY AND OWNERS MAY MERGE OR TRANSFER ASSETS. (a) The Company shall not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substan tially all its assets to, any Person, except in connection with the imposition of Additional Amounts and unless:

                  (i) the resulting, surviving or transferee Person (the "Successor Company") shall be a Person organized and existing under (a) the laws of the United States of America, any State thereof or the District of Columbia, (b) the laws of the Republic of Liberia, (c) the laws of the Isle of Man or (d) the laws of any other jurisdiction which at the time is generally deemed acceptable by institutional lenders to the shipping industry, as determined in good faith by the Board of Directors, and the Successor Company (if not the Company) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Securities and this Indenture;

                  (ii) the Successor Company (if not the Company) shall expressly assume all the obligations of the Company under the Intercreditor Agreement and the Letter of Credit Reimbursement Agreement;

                  (iii) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Subsidiary as a result of such transaction as having been Incurred by the Successor Company or such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

                  (iv) immediately after giving effect to such transaction, the Successor Company shall have Consolidated Net Worth in an amount that is not less than the Consolidated Net Worth of the Company immediately prior to such transaction;

                  (v) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture; and

                  (vi) an opinion of counsel in the jurisdiction where the Successor Company is domiciled (the "Applicable Jurisdiction") to the effect that (A) any payment of interest, principal or premiums (if any) on the Securities by the Successor Company to a Holder will, after the consolidation, merger, conveyance, transfer or lease of assets be exempt from withholding tax in the Applicable Jurisdiction and (B) no other taxes on income (including taxable capital gains) will be payable under any tax law of the Applicable Jurisdiction by a Holder of the Securities who is or who is deemed to be a non-resident of the Applicable Jurisdiction in respect of the acquisition, ownership or disposition of the Securities, including the receipt of interest, principal or premiums thereon, provided that such Holder does not use or hold, and is not deemed to use or hold the Securities in carrying on a business in the Applicable Jurisdiction.

                  The Successor Company shall be the successor to the Company and shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, but the predecessor Company in the case of a conveyance, transfer or lease shall not be released from the obligation to pay the principal of and interest on the Securities.

                  (b) The Company shall not permit any Owner to consolidate with or merge with or into, or convey, transfer or lease, in one transaction or series of transactions, all or substantially all its assets to any Person, except in connection with the imposition of Addition Amounts and unless: (i) the resulting, surviving or transferee Person (the "Successor Owner") shall be a Person organized and existing under the laws of the jurisdiction under which such Subsidiary was organized or under the laws of (a) the United States of America, or any State thereof or the District of Columbia, (b) the Republic of Liberia, (c) the Isle of Man, or (d) any other jurisdiction which at the time is generally deemed acceptable by institutional lenders to the shipping industry, as determined in good faith by the Board of Directors, and the Successor Owner (if not such Owner) shall expressly assume, by a Guarantee Agreement, all the obligations of such Successor Owner, if any, under its Guarantee; (ii) the Successor Owner (if not the Owner) shall expressly assume, by the Guarantee Agreement, all the obligations of such Owner, if any, under its Guarantee of the Issuer's obligations under the Security Agreements and the Letter of Credit Reimbursement Agreement; (iii) immediately after giving effect to such transaction or transactions on a pro forma basis (and treating any Indebtedness which becomes an obligation of the Successor Owner as a result of such transaction as having been issued by such Successor Owner at the time of such transaction), no Default shall have occurred and be continuing; (iv) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such Guarantee Agreement, if any, complies with this Indenture; and (v) an opinion of counsel in the jurisdiction where the Successor Owner is domiciled (the "Applicable Jurisdiction") to the effect that
(A) any payment of interest, principal or premiums (if any) on the Guarantee by the Successor Owner to a Holder will, after the consolidation, merger, conveyance, transfer or lease of assets be exempt from withholding tax in the Applicable Jurisdiction and (B) no other taxes on income (including taxable capital gains) will be payable under any tax law of the Applicable Jurisdiction by a Holder of the Securities who is or who is deemed to be a non-resident of the Applicable Jurisdiction in respect of the acquisition, ownership or disposition of the Securities, including the receipt of interest, principal or premiums thereon, PROVIDED that such Holder does not use or hold, and is not deemed to use or hold the Securities in carrying on a business in the Applicable Jurisdiction.

                                    ARTICLE 6

                              DEFAULTS AND REMEDIES

                  SECTION 6.01.  EVENTS OF DEFAULT.  An "Event of
Default" occurs if:

                  (1) the Company defaults in any payment of inter est on any Security when the same becomes due and payable, and such default continues for a period of 30 days;

                  (2) the Company (i) defaults in the payment of the principal of any Security when the same becomes due and payable at its Stated Maturity, upon redemption, upon required purchase, upon declaration or otherwise, or (ii) fails to redeem or purchase Securities when required pursuant to this Indenture or the Securities following notice thereof properly given under this Indenture;

                  (3) the Company fails to comply with Section 5.01;

                  (4) the Company fails to comply with Section 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16
         and 4.17 (other than a failure to purchase Securities when required under Section 4.12) and such failure continues for 30 days after the notice specified below;

                  (5) the Company fails to comply with any of its agreements in the Securities, this Indenture (other than those referred to in clause
         (1), (2), (3) or (4) above) or the Security Agreements, or the occurrence of an event of default under a Mortgage, and such failure continues for 60 days after the notice specified below;

                  (6) Indebtedness of Holdings, the Company or any Owner is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $5,000,000, or its foreign currency equivalent at the time;

                  (7) Holdings, the Company or any Owner pursuant to or within the meaning of any Bankruptcy Law:

                           (A) commences a voluntary case;

                           (B) consents to the entry of an order for
                  relief against it in an involuntary case;

                           (C) consents to the appointment of a Custo
                  dian of it or for any substantial part of its property; or

                           (D) makes a general assignment for the bene
                  fit of its creditors;

         or takes any comparable action under any foreign laws relating to insolvency;

                  (8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                           (A) is for relief against Holdings, the
                  Company or any Owner in an involuntary case;

                           (B) appoints a Custodian of Holdings, the
                  Company or any Owner or for any substantial part of its property; or

                           (C) orders the winding up or liquidation of
                  Holdings, the Company or any Owner;

         or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days;

                  (9) any judgment or decree for the payment of money in excess of $5,000,000 or its foreign currency equivalent at the time is entered against Holdings, the Company or any Owner, remains outstanding for a period of 60 days following the entry of such judgment or decree and is not discharged, waived or the execution thereof stayed within 10 days after the notice specified below;

                  (10) a Guarantee ceases to be in full force and effect (other than in accordance with the terms of such Guarantee) or a Guarantor denies or disaffirms its obligations under its Guarantee;

                  (11) the security interest under this Indenture or the Security Agreements shall, at any time, cease to be in full force and effect for any reason (other than by operation of this Indenture and the Security Agreements) other than the satisfaction in full of all obligations under this Indenture and discharge of this Indenture or any security interest created thereunder shall be declared invalid or unenforceable or the Company or any Guarantor shall assert, in any pleading in any court of competent jurisdiction, that any such security interest is invalid or unenforceable;

                  (12) the Designated Owners cease to own (and vote at their discretion) Voting Stock of Holdings representing at least a majority of the Voting Stock of Holdings and cease to own Capital Stock of Holdings entitling them to at least a majority of the equity interests in Holdings; or

                  (13) Holdings fails to comply with Section 4.16 and such failure continues for 10 Business Days after notice of such non-compliance.

                  The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

                  The term "Bankruptcy Law" means Title 11, UNITED STATES CODE, or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

                  A Default under clauses (4), (5) or (9) is not an Event of Default until the Trustee or the holders of at least 25% in principal amount of the outstanding Securities notify the Company of the Default and the Company does not cure such Default within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default".

                  The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any Event of Default under clause (6), (10), (11) or (12) and any event which with the giving of notice or the lapse of time would become an Event of Default under clause (4), (5) or (9), its status and what action the Company is taking or proposes to take with respect thereto.

                  SECTION 6.02. ACCELERATION. If an Event of Default (other than an Event of Default specified in Section 6.01(7) or (8) with respect to the Company) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the Securities then outstanding by notice to the Company and the Trustee, may declare the principal of and accrued but unpaid interest on all the Securities to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default specified in Section 6.01(7) or (8) with respect to the Company occurs, the principal of and interest on all the Securities shall IPSO FACTO become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholders. The Holders of a majority in principal amount of the Securities by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

                  SECTION 6.03. OTHER REMEDIES. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

                  The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquies cence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

                  SECTION 6.04. WAIVER OF PAST DEFAULTS. The Holders of a majority in principal amount of the Securities by notice to the Trustee may waive an existing Default and its consequences except (i) a Default in the payment of the principal of or interest on a Security or (ii) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Securityholder affected.

When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

                  SECTION 6.05. CONTROL BY MAJORITY. The Holders of a majority in principal amount of the Securities may direct the time, method and place of conducting any proceed ing for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability; PROVIDED, HOWEVER, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemni fication satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

                  SECTION 6.06. LIMITATION ON SUITS. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Securityholder may pursue any remedy with respect to this Indenture or the Securities unless:

                  (1) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

                  (2) the Holders of at least 25% in principal amount of the Securities make a written request to the Trustee to pursue the remedy;

                  (3) such Holder or Holders offer to the Trustee reasonable security or indemnity against any loss, liability or expense;

                  (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

                  (5) the Holders of a majority in principal amount of the Securities do not give the Trustee a direction inconsistent with the request during such 60-day period.

                  A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

                  SECTION 6.07. RIGHTS OF HOLDERS TO RECEIVE PAYMENT. Notwithstanding any other provision of this Inden ture, the right of any Holder to receive payment of princi pal of and interest on the Securities held by such Holder, on or after the respective due dates expressed in the Secu rities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

                  SECTION 6.08. COLLECTION SUIT BY TRUSTEE. If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.07.

                  SECTION 6.09. TRUSTEE MAY FILE PROOFS OF CLAIM. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disburse ments and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

                  SECTION 6.10.  PRIORITIES.  If the Trustee col
lects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:

                  FIRST:  to the Trustee for amounts due under
         Section 7.07;

                  SECOND: to Securityholders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securi ties for principal and interest, respectively; and

                  THIRD:  to the Company.

                  The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section. At least 15 days before such record date, the Company shall mail to each Securityholder and the Trustee a notice that states the record date, the payment date and amount to be paid.

                  SECTION 6.11. UNDERTAKING FOR COSTS. In any suit for the enforcement of any right or remedy under this Inden ture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including rea sonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the Securities.

                  SECTION 6.12. WAIVER OF STAY OR EXTENSION LAWS. The Company (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatso ever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.


                                    ARTICLE 7

                                     TRUSTEE

                  SECTION 7.01. DUTIES OF TRUSTEE. (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and the Security Agreements and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

                  (b)  Except during the continuance of an Event of
Default:

                  (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and the Security Agreements and no implied covenants or obligations shall be read into this Indenture and the Security Agreements against the Trustee; and

                  (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the require ments of this Indenture and the Security Agreements. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture and the Security Agreements.

                  (c) The Trustee may not be relieved from liabil ity for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that:

                  (1) this paragraph does not limit the effect of paragraph (b) of this Section;

                  (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

                  (d) Every provision of this Indenture and the Security Agreements that in any way relates to the Trustee is subject to paragraphs (a),
(b) and (c) of this Section.

                  (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

                  (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

                  (g) No provision of this Indenture or of the Security Agreements shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or thereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                  (h) Every provision of this Indenture or of the Security Agreements relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

                  SECTION 7.02. RIGHTS OF TRUSTEE. (a) The Trustee may rely on any document believed by it to be genu ine and to have been signed or presented by the proper per son. The Trustee need not investigate any fact or matter stated in the document.

                  (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opin ion of Counsel or such other information as it may reasonably request. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or Opinion of Counsel.

                  (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

                  (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; PROVIDED, HOWEVER, that the Trustee's conduct does not constitute wilful misconduct or negligence.

                  (e) The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture, the Security Agreements and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

                  SECTION 7.03. INDIVIDUAL RIGHTS OF TRUSTEE. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

                  SECTION 7.04. TRUSTEE'S DISCLAIMER. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Security Agreements or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company in this Indenture, the Security Agreements or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee's certificate of authentication.

                  SECTION 7.05. NOTICE OF DEFAULTS. If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Securityholder notice of the Default within 90 days after it occurs. Except in the case of a Default in payment of principal of or interest on any Security (including payments pursuant to the redemption provisions of such Security, if any), the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Securityholders.

                  SECTION 7.06. REPORTS BY TRUSTEE TO HOLDERS. As promptly as practicable after each May 15 beginning with the May 15 following the date of this Indenture, and in any event prior to July 31 in each year, the Trustee shall mail to each Securityholder a brief report dated as of May 15 that complies with TIA ss. 313(a). The Trustee also shall comply with TIA ss. 313(b).

                  A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each stock exchange (if any) on which the Securities are listed. The Company agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

                  SECTION 7.07. COMPENSATION AND INDEMNITY. (a) The Company shall pay to the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of fiduciaries or a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts.

                  (b) The Company shall indemnify the Trustee and hold it harmless from and against any and all loss, liability or expense (including attorneys' fees) incurred by it in connection with the administration of this trust and the performance of its duties hereunder and under the Security Agreements. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee may have separate counsel and the Company shall pay the fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own wilful misconduct, negligence or bad faith.

                  (c) In addition to, but without duplication of, its obligations under subsection (b) above, the Company shall indemnify and hold harmless the Trustee and the Securityholders from and against any and all losses, damages and expenses incurred by the Trustee and the Securityholders as a result of any environmental damage resulting from the operation of any Vessel.

                  (d) To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Securities.

                  (e) The Company's payment obligations pursuant to this Section shall survive the discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(7) or (8) with respect to the Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

                  SECTION 7.08. REPLACEMENT OF TRUSTEE. The Trustee may resign at any time by so notifying the Company. The Holders of a majority in principal amount of the Secur ities then outstanding may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee.
The Company shall remove the Trustee if:

                  (1) the Trustee fails to comply with Section 7.10;

                  (2) the Trustee is adjudged bankrupt or insolvent;

                  (3) a receiver or other public officer takes charge of the Trustee or its property; or

                  (4) the Trustee otherwise becomes incapable of acting.

                  If the Trustee resigns, is removed by the Company or by the Holders of a majority in principal amount of the Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

                  If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appoint ment of a successor Trustee.

                  Notwithstanding the replacement of the Trustee pursuant to this Section, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

                  SECTION 7.09. SUCCESSOR TRUSTEE BY MERGER. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

                  In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

                  SECTION 7.10. ELIGIBILITY; DISQUALIFICATION. The Trustee shall at all times satisfy the requirements of TIA ss. 310(a). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIAss. 310(b); PROVIDED, HOWEVER, that there shall be excluded from the operation of TIAss. 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are out standing if the requirements for such exclusion set forth in TIAss. 310(b)(1) are met.

                  SECTION 7.11. PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY. The Trustee shall comply with TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed shalL be subject to TIA ss. 311(a) to the extent indicated.

                  SECTION 7.12. NOT ACTING IN INDIVIDUAL CAPACITY. Except as otherwise provided in this Indenture, the Trustee acts hereunder solely as trustee as herein provided and not in its individual capacity, and all persons, other than the Securityholders as provided in this Indenture, having any claim against the Trustee by reason of the transactions contemplated hereby shall, subject to priorities of payment as herein provided, look only to the Collateral for payment or satisfaction thereof.

                                    ARTICLE 8

                       DISCHARGE OF INDENTURE; DEFEASANCE

                  SECTION 8.01. DISCHARGE OF LIABILITY ON SECURI TIES; DEFEASANCE. (a) When (i) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.06) for cancelation or (ii) all outstanding Securities have become due and payable, whether at maturity or as a result of the mailing of a notice of redemption pursuant to Article 3 hereof and the Company irrevocably deposits with the Trustee funds suffi cient to pay at maturity or upon redemption all outstanding Securities, including interest thereon to maturity or such redemption date (other than Securities replaced pursuant to Section 2.06), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture and the Security Agreements shall, subject to Sections 8.01(c), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture and the Security Agreements on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Company.

                  (b) Subject to Sections 8.01(c) and 8.02, the Company at any time may terminate (i) all its obligations under the Securities and this Indenture ("legal defeasance option") or (ii) its and Holdings obligations under Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13,
4.14, 4.15, 4.16 and 4.17 and the operation of Sections 6.01(4), 6.01(6),
6.01(7), 6.01(8), 6.01(9), 6.01(10), 6.01(11) and 6.01(12 (but, in the case of
Sections 6.01(7) and (8), with respect only to Owners) and the limitations contained in Sections 5.01(a)(iv) and 5.01(b), each Guarantor's obligations under Articles 10 and 11 and under the Security Agreements ("covenant defeasance option"). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

                  If the Company exercises its legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Sections 6.01(4), 6.01(6), 6.01(7), 6.01(8) 6.01(9), 6.01(10),
6.01(11) and 6.01(12) (but, in the case of Sections 6.01(7) and (8), with respect only to Owners) or because of the failure of the Company to comply with Section 5.01(a)(iv) or 5.01(b). If the Company exercises its legal defeasance option or its covenant defeasance option, each Guarantor shall be released from all its obligations with respect to its Guarantee and under the Security Agreements.

                  Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

                  (c) Notwithstanding clauses (a) and (b) above, the Company's obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 7.07 and 7.08 and in
this Article 8 shall survive until the Securities have been paid in full. Thereafter, the Company's obligations in Sections 7.07, 8.04 and 8.05 shall survive.

                  SECTION 8.02. CONDITIONS TO DEFEASANCE. The Company may exercise its legal defeasance option or its covenant defeasance option only if:

                  (1) the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations for the payment of principal of and interest on the Secu rities to maturity or redemption, as the case may be;

                  (2) the Company delivers to the Trustee a cer tificate from a nationally recognized firm of indepen dent accountants expressing their opinion that the pay ments of principal and interest when due and without reinvestment on the deposited U.S. Government Obliga tions plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Securities to maturity or redemption, as the case may be;

                  (3) 123 days pass after the deposit is made and during the 123-day period no Default specified in Sections 6.01(7) or (8) with respect to the Company occurs which is continuing at the end of the period;

                  (4) the deposit does not constitute a default under any other agreement binding on the Company;

                  (5) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a


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                                                                              59



         regulated investment company under the Investment
         Company Act of 1940;

                  (6) in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that
         (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Securityholders will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

                  (7) in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Security holders will not recognize income, gain or loss for Federal income tax purposes as a result of such cove nant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

                  (8) the Company delivers to the Trustee a letter from each of the Rating Agencies and which such Rating Agency confirms that the exercise of such legal defeasance option or covenant defeasance options, as the case may be, will not result in a downgrading of the rating issued by such Rating Agency then in effect with respect to the Securities; and

                  (9) the Company delivers to the Trustee an Offi cers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities as contemplated by this Article 8 have been complied with.

                  Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article 3.

                  SECTION 8.03. APPLICATION OF TRUST MONEY. The Trustee shall hold in trust money or U.S. Government Obliga tions deposited with it pursuant to this Article 8. It shall apply the deposited money and the money from U.S.

Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Securities.

                  SECTION 8.04. REPAYMENT TO COMPANY. The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them at any time.

                  Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Securityholders entitled to the money must look to the Company for payment as general creditors.

                  SECTION 8.05.  INDEMNITY FOR GOVERNMENT OBLIGA
TIONS. The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government
Obligations.

                  SECTION 8.06. REINSTATEMENT. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this
Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restrain ing or otherwise prohibiting such application, the Company's and the Owners' obligations under this Indenture, the Security Agreements and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this
Article 8; PROVIDED, HOWEVER, that, if the Company has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                    ARTICLE 9

                                   AMENDMENTS

                  SECTION 9.01. WITHOUT CONSENT OF HOLDERS. The Company, the Guarantors and the Trustee may amend this Indenture, the Security Agreements, any of the agreements referred to in the Intercreditor Agreement or the Securities without notice to or consent of any Securityholder:

                  (1) to cure any ambiguity, omission, defect or inconsistency;

                  (2) to comply with Article 5;

                  (3) to provide for uncertificated Securities in addition to or in place of certificated Securities; PROVIDED, HOWEVER, that the uncertificated Securities are issued in registered form for purposes of
         Section 163(f) of the Code or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code;

                  (4) to provide additional security for the Securities;

                  (5) to add guarantees with respect to the Secur ities, including any Guarantees;

                  (6) to add to the covenants of the Company or the Guarantors for the benefit of the Holders or to surrender any right or power herein conferred upon the Company;

                  (7) to comply with any requirements of the SEC in connection with qualifying, or maintaining the qualification of, this Indenture under the TIA; or

                  (8) to make any change that does not adversely affect the rights of any Securityholder.

                  After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

                  SECTION 9.02.  WITH CONSENT OF HOLDERS.  The
Company, the Guarantors and the Trustee may amend this

Indenture or the Securities without notice to any Securityholder but with the written consent of the Holders of at least a majority in principal amount of the Securities (including consents obtained in connection with a tender offer or exchange for the Securities). However, without the consent of each Securityholder affected thereby, an amendment may not:

                  (1) reduce the amount of Securities whose Holders must consent to an amendment;

                  (2) reduce the rate of or extend the time for payment of interest on any Security;

                  (3) reduce the principal of or extend the Stated Maturity of any Security;

                  (4) reduce the premium payable upon the redemption of any Security or change the time at which any Secur ity may or shall be redeemed in accordance with Article 3;

                  (5) make any Security payable in money other than that stated in the Security;

                  (6) make any changes in the Security Agreements or in Articles 10 or 11 that adversely affect the Holders or would terminate the Lien of this Indenture or any Security Agreement on any property subject thereto or deprive the Holder of the security afforded by the Lien of this Indenture or the Security Agreements;

                  (7) make any change in Section 6.04 or 6.07 or the second sentence of this Section; or

                  (8) make any change in any Guarantee that would adversely affect the Securityholders.

                  It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

                  After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

                  SECTION 9.03. COMPLIANCE WITH TRUST INDENTURE ACT. Every amendment to this Indenture, the Security Agreements or the Securities shall comply with the TIA as then in effect.

                  SECTION 9.04. REVOCATION AND EFFECT OF CONSENTS AND WAIVERS. A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subse quent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subse quent Holder may revoke the consent or waiver as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Security holder. An amendment or waiver becomes effective upon the execution of such amendment or waiver by the Trustee.

                  The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Securityholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

                  SECTION 9.05. NOTATION ON OR EXCHANGE OF SECURI TIES. If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

                  SECTION 9.06. TRUSTEE TO SIGN AMENDMENTS. The Trustee shall sign any amendment authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee.

If it does, the Trustee may but need not sign it. In sign ing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permit ted by this Indenture.

                  SECTION 9.07. PAYMENT FOR CONSENT. Neither the Company nor any Affiliate of the Company shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.


                                   ARTICLE 10

                                   GUARANTEES

                  SECTION 10.01. GUARANTEES. Each Guarantor hereby unconditionally and irrevocably guarantees, jointly and severally, to each Holder and to the Trustee and its successors and assigns (a) the full and punctual payment of principal of and interest on the Securities when due, whether at maturity, by acceleration, by redemption, by required repurchase or otherwise, and all other monetary obligations of the Company and the other Guarantors under this Indenture and the Securities and of the Owners under the Security Agreements and (b) the full and punctual performance within applicable grace periods of all other obligations of the Company and the other Guarantors under this Indenture, the Security Agreements and the Securities (all the foregoing being hereinafter collectively called the "Obligations"). Each Guarantor further agrees that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Guarantor and that such Guarantor will remain bound under this Article 10 notwithstanding any extension or renewal of any Obligation.

                  Each Guarantor waives presentation to, demand of, payment from and protest to the Company of any of the Obligations and also waives notice of protest for nonpayment. Each Guarantor waives notice of any default under the Securities or the Obligations. The obligations of each Guarantor hereunder shall not be affected by (a) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the Security Agreements, the Securities or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Security Agreements, the Securities or any other agreement; (d) the release of any security held by any Holder or the Trustee for the Obligations or any of them; (e) the failure of any Holder or the Trustee to exercise any right or remedy against any other guarantor of the Obligations; or
(f) subject to Section 10.06, any change in the ownership of such Guarantor.

                  Each Guarantor further agrees that its Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Obligations.

                  Except as expressly set forth in Sections 8.01(b), 10.02 and 10.06, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Security Agreements, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Guarantor or would otherwise operate as a discharge of such Guarantor as a matter of law or equity.

                  Each Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Obligation is rescinded or must otherwise be restored by any Holder or the

Trustee upon the bankruptcy or reorganization of the Company or otherwise.

                  In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Company to pay the principal of or interest on any Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Obligation, each Guarantor hereby promises to and will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid amount of such Obligations, (ii) accrued and unpaid interest on such Obligations (but only to the extent not prohibited by law) and (iii) all other monetary Obligations of the Company or the Guarantors to the Holders and the Trustee.

                  Each Guarantor agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of such Guarantor's Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6, such Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purposes of this Section.

                  Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Holder in enforcing any rights under this Section.

                  SECTION 10.02. LIMITATION ON LIABILITY. Any term or provision of this Indenture to the contrary notwith standing, the maximum aggregate amount of the Obligations guaranteed hereunder by any Owner shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to such Owner, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

                  SECTION 10.03. SUCCESSORS AND ASSIGNS. This Article 10 shall be binding upon each Guarantor and its successors and assigns and shall enure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture, in the Security Agreements and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

                  SECTION 10.04. NO WAIVER. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 10 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 10 at law, in equity, by statute or otherwise.

                  SECTION 10.05. MODIFICATION. No modification, amendment or waiver of any provision of this Article 10, nor the consent to any departure by any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in the same, similar or other circumstances.

                  SECTION 10.06. RELEASE OF GUARANTOR. Upon the sale or other disposition (including by way of consolidation or merger) of an Owner or the sale or disposition of all or substantially all the assets of such Owner (in each case other than to the Company or an Affiliate of the Company), such Owner shall be deemed released from all obligations under this Article 10 without any further action required on the part of the Trustee or any Holder. At the request of the Company and upon receipt of an Officers' Certificate, the Trustee shall execute and deliver an appropriate instrument evidencing such release.

                                   ARTICLE 11

                               SECURITY AGREEMENTS

                  SECTION 11.01. COLLATERAL AND SECURITY AGREEMENTS. (a) To secure the due and punctual payment of the Obligations, the Company, the Owners and the Trustee have entered into the Intercreditor Agreement and have entered or, under the circumstances described in the Intercreditor Agreement, will enter, into the Security Agreements. The Trustee and the Company hereby acknowledge and agree that the Collateral Agent holds the Collateral in trust for the benefit of the Trustee and the Holders, in each case pursuant to the terms of the Security Agreements. Each Holder, by accepting a Security, shall be deemed to have agreed to all the terms and provisions of the Security Agreements.

                  (b) As among the Holders, the Collateral shall be held for the equal and ratable benefit of such holders without preference, priority or distinction of any thereof over any other.

                  SECTION 11.02. RECORDING; ANNUAL OPINIONS. (a) The Company and the Owners will take or cause to be taken all action required to maintain, preserve and protect the Lien on the Collateral granted by the Security Agreements, including causing the Mortgages and any other Security Agreement, instruments of further assurance and all amendments or supplements thereto, to be promptly recorded, registered and filed and at all times to be kept recorded, registered and filed, and will execute and file statements and cause to be issued and filed statements, all in such manner and in such places and at such times as are prescribed in the Intercreditor Agreement or in this Indenture as may be required by law fully to preserve and protect the rights of the Holders and the Trustee under this Indenture and the Security Agreements to the Collateral.

                  The Company and the Owners will from time to time promptly pay and discharge all recording or filing fees, charges and taxes relating to the filing or registration of this Indenture and the Security Agreements, any amendments thereto and any other instruments of further assurance.

                  (b) The Company and the Owners shall furnish to the Trustee:

                  (i) as soon as practicable after the execution and delivery of this Indenture, in any event not to exceed

         30 days after the execution and delivery thereof, an Opinion of Counsel either (a) to the effect that, in the opinion of such Counsel, this Indenture and the assignment of the Collateral intended to be made by the Security Agreements and all other instruments of further assurance or assignment have been properly recorded, registered and filed (or proper provision has been made for such recording, registration and filing) to the extent necessary to make effective the Lien created by such Security Agreements and reciting the details of such action, and stating that as to the Lien created pursuant to such Security Agreements, such recordings, registerings and filings are the only recordings, registerings and filings necessary to give notice thereof and that no re-recordings, re-register ings or refilings are necessary to maintain such notice (other than as stated in such opinion), and further stating that all statements have been executed and filed (or proper provision has been made for such filing) that are necessary fully to preserve and protect the rights of the Holders and the Trustee with respect to the Lien under this Indenture and such Security Agreements, or (b) to the effect that, in the opinion of such counsel, no such action is necessary to perfect such Lien; and

                  (ii) within 30 days after August 1 in each year beginning with August 1, 1998, an Opinion of Counsel, dated as of such date, either
         (a) to the effect that, in the opinion of such counsel, such action has been taken with respect to the recordings, registerings, filings, re-recordings, re-registerings and re-filings of this Indenture, the Security Agreements and all financing statements, continuation statements or other instruments of further assurance as is necessary to maintain the Lien of this Indenture and the Security Agreements and reciting with respect to such Lien the details of such action or referencing to prior Opinions of Counsel in which such details are given, and stating that all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the rights of the Holders and the Trustee hereunder and under the Security Agreements with respect to such Lien, or (b) to the effect that, in the opinion of such Counsel, no such action is necessary to maintain such Lien.

                  SECTION 11.03. DISPOSITION OF COLLATERAL WITHOUT RELEASE. (a) Notwithstanding the provisions of Section 11.04, so long as no Event of Default shall have occurred and be continuing, the Company and any Owner, as appropriate, may, without any release or consent by the Trustee:

                  (i) sell or otherwise dispose of any machinery, equipment, furniture, apparatus, tools or implements, materials or supplies or other similar property subject to the Lien of this Indenture and the Security Agreements, which may have become worn out or obsolete, not exceeding in aggregate value in any one calendar year $1,000,000, or which may constitute an Incidental Asset, upon substituting for the same other machinery, equipment, furniture, apparatus, tools or implements, materials or supplies or other similar property not necessarily of the same character but of at least equal value to the Company as, and costing not less than the amount realized from, the Collateral disposed of, which shall forthwith become, without further action, subject to the Lien of this Indenture and the Security Agreements;

                  (ii) abandon, terminate, cancel, release or make alterations in or substitutions of any contracts subject to the Lien of this Indenture and any of the Security Agreements; PROVIDED, HOWEVER, that any altered or substituted contracts shall forthwith, without further action, be subject to the Lien of this Indenture and the Security Agreements to the same extent as those previously existing;

                  (iii) surrender or modify any franchise, license or permit subject to the Lien of this Indenture and any of the Security Agreements which it may own or under which it may be operating; PROVIDED, HOWEVER, that, after the surrender or modification of any such franchise, license or permit, the Company or the applicable Owner shall still, in the reasonable opinion of the Board of Directors of the Company, be entitled, under some other or without any franchise, license or permit, to conduct its business as it was operating immediately prior to such surrender or modification;

                  (iv) alter, repair, replace and add to its plants, structures, machinery, systems, equipment, fixtures and appurtenances; PROVIDED, HOWEVER, that such alteration, repair or replacement shall comply with the terms of the Security Agreements and will not, in the reasonable opinion of the Board of Directors, be prejudicial to the interests of the Holders; or

                  (v) demolish, dismantle, tear down or scrap any portion of the Collateral (other than a Vessel), if in the good faith opinion of the Board of Directors, as evidenced by a Board Resolution, such demolition, dis mantling, tearing down or scrapping is in the best interests of the Company and the fair market value and utility of the Collateral as an entirety, and the security for the Securities, will not thereby be impaired.

                  (b) In the event that the Company or an Owner has sold, exchanged or otherwise disposed of or proposes to sell, exchange or otherwise dispose of any portion of the Collateral which under the provisions of this
Section 11.03 may be sold, exchanged or otherwise disposed of by the Company without any release or consent of the Trustee or the Collateral Agent, and the Company requests the Trustee to furnish a written disclaimer, release or quitclaim of any interest in such property under this Indenture and the Security Agreements, the Trustee shall execute such an instrument upon delivery to the Trustee of (i) an Officers' Certificate by the Company reciting the sale, exchange or other disposition made or proposed to be made and describing in reasonable detail the property affected thereby, and stating that such property is property which by the provisions of this Section 11.03 may be sold, exchanged or otherwise disposed of or dealt with by the Company without any release or consent of the Trustee and (ii) an Opinion of Counsel stating that the sale, exchange or other disposition made or proposed to be made was duly taken by the Company or the Owner in conformity with a designated subsection of Section 11.03(a) and that the execution of such written disclaimer, release or quitclaim is appropriate to confirm the propriety of such sale, disposition or other disposition under this Section 11.03.

                  SECTION 11.04. RELEASE OF COLLATERAL. Collateral may be released from the security interest created by the Security Agreements at any time or from time to time in accordance with the provisions of the Security Agreements. The release of any Collateral from the terms hereof and of the Security Agreements or the release of, in whole or in part, the Liens created by the Security Agreements, will not be deemed to impair the Lien on the Collateral in contravention of the provisions hereof if and to the extent the Collateral or Liens are released pursuant to the applicable Security Agreements and pursuant to the terms of this Article 11. The Trustee and each of the Holders acknowledge that a release of Collateral or a Lien strictly in accordance with the terms of the Security Agreements and of this Article 11 will not be deemed for any purpose to be an impairment of the Lien on the Collateral in contravention of the terms of this Indenture. To the extent applicable, the Company and each obligor on the Securities shall cause ss. 314(d) of the TIA relating to the release of property or securities from the Lien hereof and of the Security Agreements to be complied with. Any certificate or opinion required by ss. 314(d) of the TIA may be made by an officer of the Company, except in cases which ss. 314(d) of the TIA requires that such certificate or opinion be made by an independent person.

                  SECTION 11.05. PERMITTED RELEASES NOT TO IMPAIR LIEN; TRUST INDENTURE ACT REQUIREMENTS. The release of any Collateral from the terms hereof and of the Security Agreements or the release of, in whole or in part, the Liens created by the Security Agreements, will not be deemed to impair the Lien on the Collateral in contravention of the provisions hereof if and to the extent the Collateral or Liens are released pursuant to the applicable Security Agreements and pursuant to the terms of this Article 11. The Trustee and each of the Holders acknowledge that a release of Collateral or a Lien strictly in accordance with the terms of the Security Agreements and of this Article 11 will not be deemed for any purpose to be an impairment of the Lien on the Collateral in contravention of the terms of this Indenture. To the extent applicable, the Company and each obligor on the Securities shall cause ss. 314(d) of the TIA relating to the release of property or securities from the Lien hereof and of the Security Agreements to be complied with. Any certificate or opinion required by ss. 314(d) of the TIA may be made by an officer of the Company, except in cases which ss. 314(d) of the TIA requires that such certificate or opinion be made by an independent person.

                  SECTION 11.06. SUITS TO PROTECT THE COLLATERAL. Subject to the provisions of the Security Agreements, the Trustee shall have power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of any of the Security Agreements or this Indenture, and such suits and proceedings as the Trustee, in its sole discretion, may deem expedient to preserve or protect its interests and the interests of the Holders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the Lien on the Collateral or be prejudicial to the interests of the Holders or the Trustee).

                  SECTION 11.07. PURCHASER PROTECTED. In no event shall any purchaser in good faith of any property purported to be released hereunder be bound to ascertain the authority of the Trustee or the Collateral Agent to execute the release or to inquire as to the satisfaction of any conditions required by the provisions hereof or of the Security Agreements for the exercise of such authority or to see to the application of any consideration given by such purchaser or other transferee; nor shall any purchaser or other transferee of any property or rights permitted by this Article 11 to be sold be under obligation to ascertain or inquire into the authority of the Company or the applicable Owner to make any such sale or other transfer.

                  SECTION 11.08. POWERS EXERCISABLE BY RECEIVER OR TRUSTEE. In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article 11 upon the Company or an Owner with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Company or an Owner or of any officer or officers thereof required by the provisions of this Article 11; and if the Trustee or the Collateral Agent shall be in the possession of the Collateral under any provision of this Indenture, then such powers may be exercised by the Trustee or the Collateral Agent.

                  SECTION 11.09. DISPOSITION OF OBLIGATIONS RECEIVED. All purchase money and other obligations received by the Collateral Agent under this
Article 11 shall be held by the Trustee as a part of the Collateral. Upon payment in cash or cash equivalents by or on behalf of the Company to the Collateral Agent of the entire unpaid principal amount of any such obligation, the Trustee shall or the Collateral Agent release and transfer such obligation and any mortgage securing the same upon receipt of any documentation that the Trustee may reasonably require. Any cash or cash equivalents received by the Collateral Agent in respect of the principal of any such obligations shall be held by the Collateral Agent as Trust Moneys under the Intercreditor Agreement subject to application as therein provided and as provided in the Security Agreements. All interest and other income on any such obligations, when received by the

Collateral Agent shall be held and applied in accordance with the Intercreditor Agreement.

                  SECTION 11.10. DETERMINATIONS RELATING TO COLLATERAL. In the event (i) the Trustee shall receive any written request from the Company or an Owner under any Security Agreement for consent or approval with respect to any matter or thing relating to any Collateral or the Company's or an Owner's obligations with respect thereto or (ii) there shall be due to or from the Trustee under the provisions of any Security Agreement any material performance or the delivery of any material instrument or (iii) the Trustee shall become aware of any material nonperformance by the Company or an Owner of any covenant or any material breach of any representation or warranty of the Company or an Owner set forth in any Security Agreement, then, in each such event, the Trustee shall be entitled to hire, at the sole reasonable cost and expense of the Company, experts, consultants, agents and attorneys to advise the Trustee on the manner in which the Trustee should respond, to such request or render any requested performance or response to such nonperformance or breach. The Trustee shall be fully protected in accordance with Article 7 hereof in the taking of any action recommended or approved by any such expert, consultant, agent or attorney and by indemnification provided in accordance with Section 6.05 and other sections of this Indenture if such action is agreed to by Holders of a majority in principal amount of the Securities pursuant to Section 6.05 and, the Trustee may, in its sole discretion, prior to taking such action if such action could subject it to environmental liabilities or taxation, require (i) direction from the Holders of a majority in principal amount of the Securities in accordance with Section 6.05 hereof and (ii) indemnification in accordance with
Section 6.05.

                  SECTION 11.11. RELEASE UPON TERMINATION OF THE COMPANY'S OBLIGATIONS. In the event that the Company delivers an Officers' Certificate certifying that all the obligations under this Indenture, the Securities and the Security Agreements have been satisfied and discharged by complying with the provisions of Article 8 or by the payment in full of the Company's obligations under the Securities, this Indenture and the Security Agreements, the Trustee shall deliver to the Company a notice stating that the Trustee, on behalf of the Holders, disclaims and gives up any and all rights it has in or to the Collateral, and any rights it has under the Security Agreements.

                                   ARTICLE 12

                                  MISCELLANEOUS

                  SECTION 12.01. TRUST INDENTURE ACT CONTROLS. If any provision of this Indenture limits, qualifies or con flicts with another provision which is required to be included in this Indenture by the TIA, the required provi sion shall control.

                  SECTION 12.02. NOTICES. Any notice or communica tion shall be in writing and delivered in person or mailed by first-class mail or overnight courier addressed as follows:

                         if to the Company or any Guarantor:

                           Navigator Gas Transport PLC
                           15-19 Athol Street
                           Douglas, Isle of Man IM1 1LB
                           Fax:  011-44-1-624-638-333

                           Attention of Edward Cain

                         if to the Trustee:

                           The Chase Manhattan Bank
                           450 West 33rd Street
                           15th Floor
                           New York, NY 10001
                           Fax:  (212) 946-8158

                           Attention of Corporate Trust Administration

                  The Company, the uarantors or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

                  Any notice or communication mailed to a Security holder shall be mailed to the Securityholder at the Secu rityholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

                  Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

                  SECTION 12.03. COMMUNICATION BY HOLDERS WITH OTHER HOLDERS. Securityholders may communicate pursuant to TIA ss. 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Guarantors, the Trustee, the Registrar and anyone else shall have the protection of TIA ss. 312(c).

                  SECTION 12.04. CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT. Upon any request or application by the Company or a Guarantor to the Trustee to take or refrain from taking any action under this Indenture, the Company or such Guarantor shall furnish to the Trustee:

                  (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                  (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

                  SECTION 12.05. STATEMENTS REQUIRED IN CERTIFICATE OR OPINION. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

                  (1) a statement that the individual making such certificate or opinion has read such covenant or condi tion;

                  (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (4) a statement as to whether or not, in the opin ion of such individual, such covenant or condition has been complied with.

                  SECTION 12.06.  WHEN SECURITIES DISREGARDED.  In
determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded. Also, subject to the fore going, only Securities outstanding at the time shall be considered in any such determination.

                  SECTION 12.07. RULES BY TRUSTEE, PAYING AGENT AND REGISTRAR. The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar and the Paying Agent may make reasonable rules for their functions.

                  SECTION 12.08. LEGAL HOLIDAYS. A "Legal Holiday" is a Saturday, a Sunday or other day on which commercial banks in The City of New York, or in the city of the corporate trust office of the Collateral Agent, are authorized by law to close. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

                  SECTION 12.09. GOVERNING LAW. This Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

                  SECTION 12.10. NO RECOURSE AGAINST OTHERS. A director, officer, employee or stockholder, as such, of the Company, Holdings or any of the Guarantors shall not have any liability for any obligations of the Company, Holdings or any of the Guarantors, respectively, under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

                  SECTION 12.11. SUCCESSORS. All agreements of the Company in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

                  SECTION 12.12. MULTIPLE ORIGINALS. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

                  SECTION 12.13. TABLE OF CONTENTS; HEADINGS. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

                  SECTION 12.14. AGENT FOR SERVICE; SUBMISSION TO JURISDICTION; WAIVER OF IMMUNITIES. By the execution and delivery of this Indenture, the Company and each of the Guarantors (i) acknowledges that it has, by separate written instrument, irrevocably designated and appointed Cambridge Partners, L.L.C. ("CPLLC"), (and any successor entity), as its authorized agent upon which process may be served in any suit or proceeding arising out of or relating to this Indenture, the Securities or the Security Agreements that may be instituted in any federal or state court in the State of New York, Borough of Manhattan or brought by the Trustee (whether in its individual capacity or in its capacity as Trustee hereunder), and acknowledges that CPLLC has accepted such designation,
(ii) submits to the jurisdiction of any such court in any such suit or proceeding, and (iii) agrees that service of process upon CPLLC and written notice of said service to the Company or the applicable Guarantor, shall be deemed in every respect effective service of process upon the Company or such Guarantor, as the case may be, in any such suit or proceeding. The Company and each of the Guarantors further agree to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of CPLLC in full force and effect so long as this Indenture shall be in full force and effect.

                  The Company and each of the Guarantors hereby irrevocably and unconditionally waive, to the fullest extent they may legally effectively do so, any objection which they may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Indenture, the Security Agreements or the Securities in any federal or state court in the State of New York, Borough of Manhattan. The Company and each of the Guarantors hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  To the extent either the Company or any of the Guarantors has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, it hereby irrevocably waives such immunity in Securities and the Security Agreements, to the extent permitted by law.


                  IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.


                                   NAVIGATOR GAS TRANSPORT
                                   PLC,

                                     by      /s/ Richard Kaplow
                                       ---------------------------------
                                       Name:  Richard Kaplow
                                       Title: Director


                                   NAVIGATOR HOLDINGS PLC,

                                     by      /s/ Richard Kaplow
                                       ---------------------------------
                                       Name:  Richard Kaplow
                                       Title: Director


                                   GUARANTORS:


                                   NAVIGATOR GAS (IOM I-A)
                                   LIMITED,

                                     by      /s/ Richard Kaplow
                                       ---------------------------------
                                       Name:  Richard Kaplow
                                       Title: Director

                                   NAVIGATOR GAS (IOM I-B)
                                   LIMITED,

                                     by      /s/ Richard Kaplow
                                       ---------------------------------
                                       Name:  Richard Kaplow
                                       Title: Director


                                   NAVIGATOR GAS (IOM I-C)
                                   LIMITED,

                                     by      /s/ Richard Kaplow
                                       ---------------------------------
                                       Name:  Richard Kaplow
                                       Title: Director


                                   NAVIGATOR GAS (IOM I-D)
                                   LIMITED,

                                     by      /s/ Richard Kaplow
                                       ---------------------------------
                                       Name:  Richard Kaplow
                                       Title: Director


                                   NAVIGATOR GAS (IOM I-E)
                                   LIMITED,

                                     by      /s/ Richard Kaplow
                                       ---------------------------------
                                       Name:  Richard Kaplow
                                       Title: Director


                                   THE CHASE MANHATTAN BANK,
                                   as Trustee,

                                     by      /s/ L. OBrien
                                       ---------------------------------
                                       Name:  L. OBrien
                                       Title: Senior Trust Officer

                                                 RULE 144A/REGULATION S APPENDIX


          [FOR OFFERINGS TO QUALIFIED INSTITUTIONAL BUYERS PURSUANT TO RULE 144A AND TO CERTAIN PERSONS IN OFFSHORE TRANSACTIONS IN
                           RELIANCE ON REGULATION S.]

                   PROVISIONS RELATING TO INITIAL SECURITIES,
                           PRIVATE EXCHANGE SECURITIES
                             AND EXCHANGE SECURITIES

                  1.  DEFINITIONS

                  1.1  DEFINITIONS

                  For the purposes of this Appendix the following terms shall have the meanings indicated below:

                  "Depositary" means The Depository Trust Company, its nominees and their respective successors.

                  "Exchange Securities" means the 12% Second Priority Ship Mortgage Notes Due 2007 to be issued pursuant to this Indenture in connection with a Registered Exchange Offer pursuant to the Registration Rights Agreement.

                  "Initial Purchasers" means Credit Suisse First
Boston Corporation and Cambridge Partners L.L.C.

                  "Initial Securities" means the 12% Second Priority Ship Mortgage Notes Due 2007, issued under this Indenture on or about the date hereof.

                  "Private Exchange" means the offer by the Company and the Guarantors, pursuant to the Registration Rights Agreement, to the Initial Purchasers to issue and deliver to each Initial Purchaser, in exchange for the Initial Securities held by the Initial Purchaser as part of its initial distribution, a like aggregate principal amount of Private Exchange Securities.

                  "Private Exchange Securities" means the 12% Second Priority Ship Mortgage Notes Due 2007 to be issued pursuant to this Indenture in connection with a Private Exchange.

                  "Purchase Agreement" means the Purchase Agreement dated July 31, 1997, among the Company, the Guarantors and the Initial Purchasers.

                  "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

                  "Registered Exchange Offer" means the offer by the Company and the Guarantors, pursuant to the Registration Rights Agreement, to certain Holders of Initial Securities, to issue and deliver to such Holders, in exchange for the

Initial Securities, a like aggregate principal amount of Exchange Securities registered under the Securities Act.

                  "Registration Rights Agreement" means the Registration Rights Agreement dated July 31, 1997, among the Company, the Guarantors and the Initial Purchasers.

                  "Securities" means the Initial Securities, the Exchange Securities and the Private Exchange Securities, treated as a single class.

                  "Securities Act" means the Securities Act of 1933.

                  "Securities Custodian" means the custodian with respect to a Global Security (as appointed by the Depositary), or any successor person thereto and shall initially be the Trustee.

                  "Shelf Registration Statement" means the registration statement, if any, issued by the Company and the Guarantors, in connection with the offer and sale of Initial Securities or Private Exchange Securities, pursuant to the Registration Rights Agreement.

                  "Transfer Restricted Securities" means Definitive Securities and Securities that bear or are required to bear the legend set forth in Section 2.3(b) hereto.

                  1.2  OTHER DEFINITIONS

                                                                      Defined in
          Term                                                         Section:
          ----                                                         --------

"Agent Members"...................................................... ...2.1(b)
"Global Security"........................................................2.1(a)
"Regulation S"...........................................................2.1(a)
"Rule 144A"..............................................................2.1(a)

                  2.  THE SECURITIES

                  2.1  FORM AND DATING

                  The Initial Securities are being offered and sold by the Company pursuant to the Purchase Agreement.

                  (a) GLOBAL SECURITIES. Initial Securities offered and sold to a QIB in reliance on Rule 144A under the Securities Act ("Rule 144A") or in reliance on Regulation S under the Securities Act ("Regulation S"), in each case as provided in the Purchase Agreement, shall be issued initially in the form of one or more permanent global Securities in definitive, fully registered form without interest coupons with the global securities legend and restricted securities legend set forth in Exhibit 1 hereto (each, a "Global Security"), which shall be deposited on behalf of the purchasers of the Initial Securities represented thereby with the Trustee, at its New York, New York office, as custodian for the Depositary (or with such other custodian as the Depositary may direct), and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee as hereinafter provided.

                  (b) BOOK-ENTRY PROVISIONS. This Section 2.1(b) shall apply only to a Global Security deposited with or on behalf of the Depositary.

                  The Company shall execute and the Trustee shall, in accordance with this Section 2.1(b), authenticate and deliver initially one or more Global Securities that (a) shall be registered in the name of the Depositary for such Global Security or Global Securities or the nominee of such Depositary and (b) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary's instructions or held by the Trustee as custodian for the Depositary.

                  Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or by the Trustee as the custodian of the Depositary or under such Global Security, and the Depositary may be treated by the Company, the Guarantors, the Trustee and any agent of the Company, the Guarantors, or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Guarantors, the Trustee or any agent of the Company, the Guarantors, or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

                  (c)  CERTIFICATED SECURITIES.  Except as provided in
Section 2.3 or 2.4, owners of beneficial interests in Global

Securities will not be entitled to receive physical delivery of certificated Securities.

                  2.2  AUTHENTICATION.

                  The Trustee shall authenticate and deliver: (1) Initial Securities for original issue in an aggregate principal amount of $87,000,000 and (2) Exchange Securities or Private Exchange Securities for issue only in a Registered Exchange Offer or a Private Exchange, respectively, pursuant to the Registration Rights Agreement, for a like principal amount of Initial Securities, in each case upon a written order of the Company signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company. Such order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated and whether the Securities are to be Initial Securities, Exchange Securities or Private Exchange Securities. The aggregate principal amount of Securities outstanding at any time may not exceed $87,000,000 except as provided in Section 2.06 of this Indenture and except that the Company may issue up to an additional $20,900,000 principal amount of Securities under the circumstances described in paragraph 1 of the Notes.

                  2.3  TRANSFER AND EXCHANGE.  (a)  TRANSFER AND
EXCHANGE OF GLOBAL SECURITIES.

                  (i) The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depositary therefor. A transferor of a beneficial interest in a Global Security shall deliver to the Registrar a written order given in accordance with the Depositary's procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in the Global Security. The Registrar shall, in accordance with such instructions instruct the Depositary to credit to the account of the Person specified in such instructions a beneficial interest in the Global Security and to debit the account of the Person making the transfer the beneficial interest in the Global Security being transferred.

                  (ii) Notwithstanding any other provisions of this Appendix (other than the provisions set forth in Section 2.4), a Global Security may not be transferred as a whole except by the Depositary to a nominee of the

         Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

                  (iii) In the event that a Global Security is exchanged for Securities in definitive registered form pursuant to Section 2.4 or
         Section 2.08 of the Indenture, prior to the consummation of a Registered Exchange Offer or the effectiveness of a Shelf Registration Statement with respect to such Securities, such Securities may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 (including the certification requirements set forth on the reverse of the Initial Securities intended to ensure that such transfers comply with Rule 144A or Regulation S, as the case may be) and such other procedures as may from time to time be adopted by the Company.

                  (b) LEGEND. (i) Except as permitted by the following paragraphs (ii), (iii) and (iv), each Security certificate evidencing the Global Securities (and all Securities issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form:

                  "THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

                  THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (i) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (ii) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (iii) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (iv) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT

                  UNDER THE SECURITIES ACT OR (v) TO THE ISSUER, IN EACH OF CASES (i) THROUGH (iv) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE."

                  (ii) Upon any sale or transfer of a Transfer Restricted Security (including any Transfer Restricted Security represented by a Global Security) pursuant to Rule 144 under the Securities Act, in the case of any Transfer Restricted Security that is represented by a Global Security, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a certificated Security that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Security, if the Holder certifies in writing to the Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Security).

                  (iii) After a transfer of any Initial Securities or Private Exchange Securities during the period of the effectiveness of a Shelf Registration Statement with respect to such Initial Securities or Private Exchange Securities, as the case may be, all requirements pertaining to legends on such Initial Security or such Private Exchange Security will cease to apply, the requirements that any such Initial Security or such Private Exchange Security issued to certain Holders be issued in global form will cease to apply, and a certificated Initial Security or Private Exchange Security without legends will be available to the transferee of the Holder of such Initial Securities or Private Exchange Securities upon exchange of such transferring Holder's certificated Initial Security or Private Exchange Security or directions to transfer such Holder's interest in the Global Security, as applicable.

                  (iv) Upon the consummation of a Registered Exchange Offer with respect to the Initial Securities pursuant to which Holders of such Initial Securities are offered Exchange Securities in exchange for their Initial Securities, all requirements pertaining to such Initial Securities that Initial Securities issued to certain Holders be issued in global form will cease to apply and certificated Initial Securities with the restricted securities legend set forth in Exhibit 1 hereto will be available to Holders of such Initial Securities that do not exchange their Initial Securities, and Exchange Securities in certificated or global form will be available to Holders that exchange such Initial Securities in such Registered Exchange Offer.

                  (v) Upon the consummation of a Private Exchange with respect to the Initial Securities pursuant to which Holders of such Initial Securities are offered Private Exchange Securities in exchange for their Initial Securities, all requirements pertaining to such Initial Securities that Initial Securities issued to certain Holders be issued in global form will still apply, and Private Exchange Securities in global form with the Restricted Securities Legend set forth in Exhibit 1 hereto will be available to Holders that exchange such Initial Securities in such Private Exchange.

                  (c) CANCELATION OR ADJUSTMENT OF GLOBAL SECURITY. At such time as all beneficial interests in a Global Security have either been exchanged for certificated Securities, redeemed, repurchased or canceled, such Global Security shall be returned to the Depositary for cancelation or retained and canceled by the Trustee. At any time prior to such cancelation, if any beneficial interest in a Global Security is exchanged for certificated Securities, redeemed, repurchased or canceled, the principal amount of Securities represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Securities Custodian for such Global Security) with respect to such Global Security, by the Trustee or the Securities Custodian, to reflect such reduction.

                  (d) OBLIGATIONS WITH RESPECT TO TRANSFERS AND EXCHANGES OF SECURITIES. (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate certificated Securities, Definitive Securities and Global Securities at the Registrar's or co-registrar's request.

                  (ii) No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchange or transfer pursuant to Sections 3.06, 4.12 and 9.05).

                  (iii) The Registrar or co-registrar shall not be required to register the transfer of or exchange of (a) any certificated or Definitive Security selected for redemption in whole or in part pursuant to Article 3 of this Indenture, except the unredeemed portion of any certificated or Definitive Security being redeemed in part, or
         (b) any Security for a period beginning 15 Business Days before the mailing of a notice of an offer to repurchase or redeem Securities or 15 Business Days before an interest payment date.

                  (iv) Prior to the due presentation for registration of transfer of any Security, the Company, the Guarantors, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Guarantors, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

                  (v) All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

                  (e) NO OBLIGATION OF THE TRUSTEE. (i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in the Depositary or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Securities. All notices and communica tions to be given to the Holders and all payments to be made to Holders under the Securities shall be given or made only to or upon the order of the registered Holders (which shall be the Depositary or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

                  (ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depositary participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

                  2.4 CERTIFICATED SECURITIES. (a) A Global Security deposited with the Depositary or with the Trustee as custodian for the Depositary pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of certificated Securities in an aggregate principal amount equal to the principal amount of such Global Security, in exchange for such Global Security, only if such transfer complies with Section 2.3 and (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security or if at any time such Depositary ceases to be a "clearing agency" registered under the Exchange Act and a successor depositary is not appointed by the Company within 90 days of such notice, or (ii) an Event of Default has occurred and is continuing or (iii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of certificated Securities under this Indenture.

                  (b) Any Global Security that is transferable to the beneficial owners thereof pursuant to this Section shall be surrendered by the Depositary to the Trustee to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Security, an equal aggregate principal amount of certificated Initial Securities of authorized denominations. Any portion of a Global Security transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of $1,000 and any integral multiple thereof and registered in such names as the Depositary shall direct. Any certificated Initial Security delivered in exchange for an interest in the Global Security shall, except as otherwise provided by

Section 2.3(d), bear the restricted securities legend set forth in Exhibit 1 hereto.

                  (c) Subject to the provisions of Section 2.4(b), the registered Holder of a Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

                  (d) In the event of the occurrence of either of the events specified in Section 2.4(a), the Company will promptly make available to the Trustee a reasonable supply of certificated Securities in definitive, fully registered form without interest coupons.

                                                                       EXHIBIT 1
                                                                              to
                                                 RULE 144A/REGULATION S APPENDIX



                       [FORM OF FACE OF INITIAL SECURITY]

                  THE NOTES EVIDENCED BY THIS CERTIFICATE WERE INITIALLY ISSUED AS PART OF AN ISSUANCE OF UNITS, EACH OF WHICH CONSISTS OF THE NOTES AND WARRANTS TO PURCHASE SHARES OF COMMON STOCK (EACH, A "WARRANT"). THE SECURITIES AND WARRANTS WILL NOT TRADE SEPARATELY UNTIL THE EARLIER OF (I) THE COMMENCEMENT OF AN EXCHANGE OFFER OR THE EFFECTIVENESS OF A SHELF REGISTRATION STATEMENT FOR THE SECURITIES OR (I) SUCH DATE AFTER SEPTEMBER 6, 1997, AS THE INITIAL PURCHASERS MAY DETERMINE.

                           [Global Securities Legend]

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                  TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.


                         [Restricted Securities Legend]

                  THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933(THE "SECURITIES ACT"), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

                  THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE ISSUER THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY
(i) TO A PERSON WHOM THE SELLER

REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (ii) IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (iii) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (iv) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (v) TO THE ISSUER, IN EACH OF CASES (i) THROUGH (iv) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

No.                                                       $


                12% Second Priority Ship Mortgage Notes Due 2007

                  NAVIGATOR GAS TRANSPORT PLC, an Isle of Man public limited
company, promises to pay to              , or registered assigns, the principal
sum of             Dollars on June 30, 2007.

                  Interest Payment Dates:  June 30 and December 31.

                  Record Dates:  June 15 and December 15.

                  Additional provisions of this Security are set forth on the other side of this Security.


                                                     Dated:

                                   NAVIGATOR GAS TRANSPORT PLC,

                                     by
                                       ----------------------------
                                              President



                                       ----------------------------
                                               Secretary


TRUSTEE'S CERTIFICATE OF
AUTHENTICATION

THE CHASE MANHATTAN BANK,
  as Trustee, certifies this is
  one of the Securities referred
  to in the Indenture.

  by
    -----------------------------
        Authorized Signatory

                   [FORM OF REVERSE SIDE OF INITIAL SECURITY]


                 12% Second Priority Ship Mortgage Note Due 2007


                  1.  INTEREST

                  NAVIGATOR GAS TRANSPORT PLC, an Isle of Man public limited company (such corporation, and its succes ors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above; PROVIDED, HOWEVER, that if a Registration Default (as defined in the Registration Rights Agreement) occurs, additional interest will accrue on this Security at a rate of 0.50% per annum from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured. The Company will pay interest in cash semiannually on June 30 and December 31 of each year, commencing December 31, 1997, except that at the option of the Company, on any Interest Payment Date following the delivery of the first Vessel, to the extent cash available for distribution to Holders of Securities on such date is insufficient to pay all accrued and unpaid interest on the Securities on such date, the Company may pay such interest by issuing additional Securities having an aggregate principal amount equal to the amount of such deficiency, PROVIDED that the Company may not issue more than $20,900,000 aggregate principal amount of such additional Securities. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from August 7, 1997. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by the Securities plus 1% per annum, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

                  2.  METHOD OF PAYMENT

                  The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the June 15 or December 15 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Company will make all payments in respect of a certificated Security (including principal, premium and interest) by mailing a check to the registered address of each Holder thereof; PROVIDED, HOWEVER, that payments on a certificated Security will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

                  3.  PAYING AGENT AND REGISTRAR

                  Initially, The Chase Manhattan Bank, a New York banking corporation ("Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

                  4.  INDENTURE

                  The Company issued the Securities under an Indenture dated as of August 1, 1997 ("Indenture"), among the Company, Holdings, the Guarantors and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

                  The Securities are general secured obligations of the Company initially limited to $87,000,000 aggregate principal amount (subject to Section
2.06 of the Indenture and subject to the issuance of up to $20,900,000 aggregate principal amount of Securities under the circumstances described in paragraph 1 above). The Indenture limits (i) the incurrence of additional debt by the Company and the Owner, (ii) the payment of dividends on capital stock of the Company and the purchase, redemption or retirement of capital stock or subordinated indebtedness, (iii) investments, (iv) certain liens and sale/leaseback transactions, (v) certain transactions with affiliates, (vi) sales of assets, (vii) the issuance or sale of capital stock of subsidiaries and
(viii) certain consolidations, mergers and transfers of assets. The Indenture also prohibits certain restrictions on distributions from the Owners.

                  5. OPTIONAL REDEMPTION

                  Except as set forth in the next two paragraphs, the Securities may not be redeemed prior to June 30, 2002. On and after that date, the Company may redeem the Securities in whole at any time or in part from time to time at the following redemption prices (expressed in percentages of principal amount), plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the related Interest Payment Date):

                  if redeemed during the 12-month period beginning
June 30,

             Period                                     Percentage
             ------                                     ----------

             2002 . . . . . . . . . . . . . . . . . . .  106.000%
             2003 . . . . . . . . . . . . . . . . . . .  104.000
             2004 . . . . . . . . . . . . . . . . . . .  102.000
             2005 and thereafter  . . . . . . . . . . .  100.000

                  If, as a result of any change in or any amendment to the laws, regulations or published tax rulings of the Isle of Man or any Successor Jurisdiction, or of any political subdivision or taxing authority thereof or therein, or any change in the official administration, application or interpretation of such laws, regulations or published tax rulings either generally or in relation to any particular Securities, which change in official administration, application or interpretation shall not have been available to the public prior to such issue date and is notified to the Company or the relevant Owners, as the case may be, on or after such issue date, it is determined by the Company or the relevant Owners, as the case may be, that the Company or the relevant Owners, as the case may be, would be required to pay, any Additional Amounts pursuant to the Indenture or the terms of any Security in respect of interest on the next succeeding Interest Payment Date (assuming, in the case of the Owners, that a payment in respect of such interest were required to be made by the relevant Owners under the Guarantees on such Interest Payment
Date), and that such obligation cannot be avoided by the Company or the relevant Owners taking reasonable measures available to it, the Company or the relevant Owners, as the case may be, may, at its option, redeem all (but not less than all) the Securities in respect of which such Additional Amounts would be so payable at any time, at a redemption price equal to 100% of the principal amount thereof plus accrued interest to the date fixed for redemption; PROVIDED, HOWEVER, that (a) no such notice of redemption may be given earlier than 60 days prior to the earliest date on which the Company or the relevant Owners, as the case may be, would be obligated, or is substantially likely to be obligated, to pay such Additional Amounts were a payment in respect of the Securities or the Guarantees, as the case may be, then due, and (b) at the time any such redemption notice is given, such obligation, or substantial likelihood, to pay such Additional Amounts must remain in effect.

                  In addition, at any time and from time to time prior to June 30, 2000, the Company may redeem up to 35% of the aggregate principal amount of Securities with the proceeds of one or more Public Equity Offerings (with the cash proceeds thereof to the extent actually contributed to the Company) following which there is a Public Market, at a redemption price (expressed as a percentage of principal amount) of 112% plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date); PROVIDED, HOWEVER, that at least $45 million aggregate principal amount of the Securities and $100 million aggregate principal amount of the First Priority Notes must remain outstanding after each such redemption.

                  6.  MANDATORY REDEMPTION

                  In the event an Owner elects to terminate its Building Contract because of a material breach thereof by the Builders (including a failure to pay liquidated damages for any delay in the delivery of the related Vessel), the Securities will be subject to mandatory redemption in part, on a pro rata basis, in an aggregate principal amount equal to the Allocated Principal Amount of the Securities for such Vessel and for each other Vessel that has not been accepted by its related Owner as of the date of such termination, at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest to and including the date of redemption (subject to the right of a Holder of record on the relevant record date to receive interest due on the relevant Interest Payment Date), upon the earlier to occur of (a) the receipt of the Refund Amount with respect to the related Building Contract(s) and (b) 60 days after the termination of such Building Contract(s) by the related
Owner(s).

                  If a Vessel is subject to Total Loss, the Securities will be subject to mandatory redemption in part, on a pro rata basis, in an aggregate principal amount equal to the Allocated Principal Amount of the Securities for such Vessel, at a redemption price equal to 101% of the principal amount thereof, plus accrued and unpaid interest to the date of redemption (subject to the right of a Holder of record on the relevant record date to receive interest due on the relevant Interest Payment Date), upon the earlier to occur of (a) the receipt of the Insurance Proceeds with respect to such Total Loss and (b) 60 days after such Total Loss was deemed to have occurred.

                  7.  NOTICE OF REDEMPTION

                  Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his registered address. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

                  8.  OFFERS TO PURCHASE

                  Commencing on the first Available Cash Payment Date each Available Cash Payment Date thereafter, the Company will be required to the extent of Available Cash on such Available Cash Payment Date, to make an Available Cash Offer to each Holder of Securities to purchase such Holder's Securities in whole or in part, at a price equal to 102% of the principal amount thereof plus accrued and unpaid interest to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interests due on the related Interest Payment Date) as provided in, and subject to the terms of, the Indenture. Upon a Change of Control, any Holder of Securities will have the right to cause the Company to purchase all or any part of the Securities of such Holder at a purchase price equal to 101% of the principal amount of the Securities to be purchased plus accrued interest to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the related Interest Payment Date) as provided in, and subject to the terms of, the Indenture, PROVIDED that the Company shall purchase any and all First Priority Notes validly tendered pursuant to a change of control offer made pursuant to the First Priority Note Indenture prior to purchasing any Securities validly tendered pursuant to such Change of Control Offer.

                  9.  GUARANTEE

                  The payment by the Company of the principal of, and premium and interest on, the Securities is fully and unconditionally guaranteed on a joint and several senior basis by the Owners.

                  10.  SECURITY

                  The Securities will initially be secured by the Collateral delivered on the Issue Date. Upon the occurrence of a Delivery Date with respect to a Vessel the Securities will thereafter be secured by a first priority ship mortgage on such Vessel and all other Collateral delivered on the Delivery Date of such Vessel. The Securities will also have the benefit of the Letter of Credit.

                  11.  DENOMINATIONS; TRANSFER; EXCHANGE

                  The Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorse ments or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.

                  12.  PERSONS DEEMED OWNERS

                  The registered Holder of this Security may be treated as the owner of it for all purposes.

                  13.  UNCLAIMED MONEY

                  If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.


                  14.  DISCHARGE AND DEFEASANCE

                  Subject to certain conditions, the Company at any time may terminate some or all of its and the Guarantors' obligations under the Securities, the Security Agreements and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

                  15.  AMENDMENT, WAIVER

                  Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in principal amount of the Securities and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount of the Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company, the Guarantors and the Trustee may amend the Indenture, the Security Agreements or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article 5 of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to add additional guarantees with respect to the Securities or to provide additional security for the Securities, or to add additional covenants or surrender rights and powers conferred on the Company or the Guarantors, or to comply with any request of the SEC in connection with qualifying the Indenture under the Act, or to make any change that does not adversely affect the rights of any Securityholder.

                  16.  DEFAULTS AND REMEDIES

                  Under the Indenture, Events of Default include (i) default for 30 days in payment of interest on the Securities; (ii) default in payment of principal on the Securities at maturity, upon redemption pursuant to para graph 5 or 6 of the Securities, upon required purchase, upon acceleration or otherwise, or failure by the Company or the Guarantors to redeem or purchase Securities when required; (iii) failure by the Company to comply with other agreements in the Indenture or the Securities, in certain cases subject to notice and lapse of time; (iv) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of Holdings, the Company or the Owners if the amount accelerated (or so unpaid) exceeds $5.0 million; (v) certain events of bankruptcy or insolvency with respect to Holdings, the Company or the Owners; (vi) certain judgments or decrees for the payment of money in excess of $5.0 million, (vii) certain events or defaults with respect to the Guarantees or the Security Agreements and (ix) the failure by the Designated Owners to hold certain prescribed percentages of Voting Stock and Capital Stock of Holdings. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

                  Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Holders.

                  17.  TRUSTEE DEALINGS WITH THE COMPANY

                  Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

                  18.  NO RECOURSE AGAINST OTHERS

                  A director, officer, employee or stockholder, as such, of the Company, Holdings, the Owners or the Trustee shall not have any liability for any obligations of the Company, Holdings or the Owners under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the considera tion for the issue of the Securities.

                  19.  AUTHENTICATION

                  This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

                  20.  ABBREVIATIONS

                  Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

                  21.  HOLDERS' COMPLIANCE WITH REGISTRATION RIGHTS
AGREEMENT

                  Each Holder of a Security, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Rights Agreement, including the obligations of the Holders with respect to a registration and the indemnification of the Company and the Guarantors to the extent provided therein.

                  22.  GOVERNING LAW

                  THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

                  THE COMPANY WILL FURNISH TO ANY SECURITYHOLDER UPON WRITTEN REQUEST AND WITHOUT CHARGE TO THE SECURITYHOLDER A COPY OF THE INDENTURE WHICH HAS IN IT THE TEXT OF THIS SECURITY IN LARGER TYPE. REQUESTS MAY BE MADE TO:

                           NAVIGATOR GAS TRANSPORT PLC,
                           15-19 ATHOL STREET
                           DOUGLAS, ISLE OF MAN IM1 1LB
                           FAX: 44-1624-638-333

                           ATTENTION OF SECRETARY

                                 ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to


         (Print or type assignee's name, address and zip code)

         (Insert assignee's soc. sec. or tax I.D. No.)


and irrevocably appoint                           agent to
transfer this Security on the books of the Company. The agent may substitute another to act for him.


--------------------------------------------------------------------------------

Date: ________________ Your Signature: _____________________


--------------------------------------------------------------------------------
Sign exactly as your name appears on the other side of this Security.

In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Securities are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

         (1)     / /       to the Company; or

         (2)     / /       pursuant to an effective registration statement
                           under the Securities Act of 1933; or

         (3)     / /       inside the United States to a "qualified
                           institutional buyer" (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

         (4)     / /       outside the United States in an offshore
                           transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933; or

         (5)     / /       pursuant to another available exemption from
                           registration provided by Rule 144 under the Securities Act of 1933.

         Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; PROVIDED, HOWEVER, that if box (4) or (5) is checked, the Trustee may require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.




                                                     ------------------------
                                                       Signature

Signature Guarantee:

---------------------                       --------------------------
Signature must be guaranteed                Signature

--------------------------------------------------------------------------------

              TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.

                  The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.


Dated: ________________                     ______________________________
                                            NOTICE:  To be executed by
                                                     an executive officer

                      [TO BE ATTACHED TO GLOBAL SECURITIES]

              SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

                  The following increases or decreases in this Global Security have been made:


Date of        Amount of decrease      Amount of increase      Principal amount         Signature of
Exchange       in Principal            in Principal            of this Global           authorized officer
               Amount of this          Amount of this          Security following       of Trustee or
               Global Security         Global Security         such decrease or         Securities
                                                               increase                 Custodian

                       OPTION OF HOLDER TO ELECT PURCHASE

                  If you want to elect to have this Security purchased by the Company pursuant to Section 4.12 of the Indenture, check the box:
                                       / /
                  If you want to elect to have only part of this Security purchased by the Company pursuant to Section 4.12 of the Indenture, state the amount in principal amount: $


Date: _______________               Your Signature: ______________________
                                                    (Sign exactly as your name
                                                    appears on the other side of
                                                    this Security.)

Signature Guarantee: _______________________________________
                         (Signature must be guaranteed)

                                                                       EXHIBIT A






        [FORM OF FACE OF EXCHANGE SECURITY OR PRIVATE EXCHANGE SECURITY]

[*/]
[**/]

No.                                                     $

                12% Second Priority Ship Mortgage Notes Due 2007

         NAVIGATOR GAS TRANSPORT PLC, an Isle of Man public limited company,
promises to pay to                    , or registered assigns, the principal sum
of                Dollars on June 30, 2007.


         Interest Payment Dates:  June 30 and December 31.

         Record Dates: June 15 and December 15.

         Additional provisions of this Security are set forth on the other side of this Security.

Dated:

                                   NAVIGATOR GAS TRANSPORT PLC,

                                     by
                                            -----------------------
                                            President

                                            -----------------------
                                            Secretary

TRUSTEE'S CERTIFICATE OF
AUTHENTICATION

THE CHASE MANHATTAN BANK,
  as Trustee, certifies that this
  is one of the Securities referred
  to in the Indenture.

  by                                                         [Seal]
    -----------------------------
    Authorized Signatory

----------
*/ If the Security is to be issued in global form add the Global Securities Legend from Exhibit 1 to the Rule 144A/Regulation S Appendix and the attachment from such Exhibit 1 captioned "[TO BE ATTACHED TO GLOBAL SECURITIES] - SCHEDULE OF INCREASES OR DECREASES
IN GLOBAL SECURITY".

**/ If the Security is a Private Exchange Security issued in a Private Exchange to an Initial Purchaser holding an unsold portion of its initial allotment, add the Restricted Securities Legend from Exhibit 1 to the Rule 144A/Regulation S Appendix and replace the Assignment Form included in this Exhibit A with the Assignment Form included in such Exhibit 1.

         [FORM OF REVERSE SIDE OF EXCHANGE SECURITY [OR PRIVATE EXCHANGE
                                   SECURITY]]


                 12% Second Priority Ship Mortgage Note Due 2007


1.  INTEREST

                  Navigator Gas Transport PLC, an Isle of Man public limited company (such company, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above [; PROVIDED, HOWEVER, that if a Registration Default (as defined in the Registration Rights Agreement) occurs, additional interest will accrue on this Security at a rate of 0.50% per annum from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured] ***/. The Company will pay interest in cash semiannually on June 30 and December 31 of each year, commencing December 31, 1997, except that at the option of the Company, on any Interest Payment Date following the delivery of the first Vessel, to the extent cash available for distribution to Holders of Securities on such date is insufficient to pay all accrued and unpaid interest on the Securities on such date, the Company may pay such interest by issuing additional Securities having an aggregate principal amount equal to the amount of such deficiency, PROVIDED that the Company may not issue more than $20,900,000 aggregate principal amount of such additional Securities. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from August 7, 1997. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by the Securities plus 1% per annum, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

----------
***/ Insert if at the time of issuance of the Exchange Security or Private Exchange Security (as the case may be) neither the Registered Exchange Offer has been consummated nor a Shelf Registration Statement has been declared effective in accordance with the Registration Rights Agreement.

2.  METHOD OF PAYMENT

                  The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the June 15 or December 15 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of Securities (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by the holders thereof or, if no U.S. dollar account maintained by the payee with a bank in the United States is designated by any holder to the Trustee or the Paying Agent at least 30 days prior to the relevant due date for payment (or such other date as the Trustee may accept in its discretion), by mailing a check to the registered address of such holder.


3.  PAYING AGENT AND REGISTRAR

                  Initially, The Chase Manhattan Bank, a New York banking corporation ("Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.


4.  INDENTURE

                  The Company issued the Securities under an Indenture dated as of August 1, 1997 ("Indenture"), among the Company, Holdings, the Guarantors and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms.

                  The Securities are general secured obligations of the Company initially limited to $87,000,000 aggregate principal amount (subject to Section
2.06 of the Indenture and subject to the issuance of up to $20,900,000 aggregate principal amount of Securities under the circumstances described in paragraph 1 above.). The Indenture limits (i) the incurrence of additional debt by the Company and its subsidiaries, (ii) the payment of dividends on capital stock of the Company and the purchase, redemption or retirement of capital stock or subordinated indebtedness, (iii) investments, (iv) certain liens and sale/leaseback transactions, (v) certain transactions with affiliates, (vi) sales of assets, (vii) the issuance or sale of capital stock of subsidiaries and
(viii) certain consolidations, mergers and transfers of assets. The Indenture also prohibits certain restrictions on distributions from subsidiaries.


5. OPTIONAL REDEMPTION

                  Except as set forth in the next two paragraphs, the Securities may not be redeemed prior to June 30, 2002. On and after that date, the Company may redeem the Securities in whole at any time or in part from time to time at the following redemption prices (expressed in percentages of principal amount), plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the related Interest Payment Date):

                  if redeemed during the 12-month period beginning
June 30,

             Period                                                   Percentage
             ------                                                   ----------
             2002..................................................... 106.000%
             2003..................................................... 104.000
             2004..................................................... 102.000
             2005 and thereafter...................................... 100.000

                  If, as a result of any change in or any amendment to the laws, regulations or published tax rulings of the Isle of Man or any Successor Jurisdiction, or of any political subdivision or taxing authority thereof or therein, or any change in the official administration, application or interpretation of such laws, regulations or published tax rulings either generally or in relation to any particular Securities, which change in official administration, application or interpretation shall not have been available to the public prior to such issue date and is notified to the Company or the relevant Owners, as the case may be, on or after such issue date, it is determined by the Company or the relevant Owners, as the case may be, that the Company or the relevant Owners, as the case may be, would be required to pay, any Additional Amounts pursuant to the Indenture or the terms of any Security in respect of interest on the next succeeding Interest Payment Date (assuming, in the case of the Owners, that a payment in respect of such interest were required to be made by the relevant Owners under the Guarantees on such Interest Payment Date), and that such obligation cannot be avoided by the Company or the relevant Owners taking reasonable measures available to it, the Company or the relevant Owners, as the case may be, may, at its option, redeem all (but not less than all) the Securities in respect of which such Additional Amounts would be so payable at any time, at a redemption price equal to 100% of the principal amount thereof plus accrued interest to the date fixed for redemption; PROVIDED, HOWEVER, that (a) no such notice of redemption may be given earlier than 60 days prior to the earliest date on which the Company or the relevant Owners, as the case may be, would be obligated, or is substantially likely to be obligated, to pay such Additional Amounts were a payment in respect of the Securities or the Guarantees, as the case may be, then due, and (b) at the time any such redemption notice is given, such obligation, or substantial likelihood, to pay such Additional Amounts must remain in effect.

          In addition, at any time and from time to time prior to June 30, 2000, the Company may redeem up to 35% of the aggregate principal amount of Securities with the proceeds of one or more Public Equity Offerings (with the cash proceeds thereof to the extent actually contributed to the Company) following which there is a Public Market, at a redemption price (expressed as a percentage of principal amount) of 112% plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the related interest payment date); PROVIDED, HOWEVER, that at least $45 million aggregate principal amount of the Securities and $100 million aggregate principal amount of the First Priority Notes must remain outstanding after each such redemption.


6.  MANDATORY REDEMPTION

                  In the event an Owner elects to terminate its Building Contract because of a material breach thereof by the Builders (including a failure to pay liquidated damages for any delay in the delivery of the related Vessel), the Securities will be subject to mandatory redemption in part, on a pro rata basis, in an aggregate principal amount equal to the Allocated Principal Amount of the Securities for such Vessel and for each other Vessel that has not been accepted by its related Owner as of the date of such termination, at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest to and including the date of redemption (subject to the right of a Holder of record on the relevant record date to receive interest due on the relevant Interest Payment Date), upon the earlier to occur of (a) the receipt of the Refund Amount with respect to the related Building Contract(s) and (b) 60 days after the termination of such Building Contract(s) by the related Owner(s).

                  If a Vessel is subject to Total Loss, the Securities will be subject to mandatory redemption in part, on a pro rata basis, in an aggregate principal amount equal to the Allocated Principal Amount of the Securities for such Vessel, at a redemption price equal to 101% of the principal amount thereof, plus accrued and unpaid interest to the date of redemption (subject to the right of a Holder of record on the relevant record date to receive interest due on the relevant Interest Payment Date), upon the earlier to occur of (a) the receipt of the Insurance Proceeds with respect to such Total Loss and (b) 60 days after such Total Loss was deemed to have occurred.


7.  NOTICE OF REDEMPTION

                  Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his registered address. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

8.  OFFERS TO PURCHASE

                  Commencing on the first Available Cash Payment Date and each Available Cash Payment Date thereafter, the Company will be required to the extent of Available Cash on such Available Cash Payment Date, to make an Available Cash Offer to each Holder of Securities to purchase such Holder's Securities in whole or in part, at a price equal to 102% of the principal amount thereof plus accrued and unpaid interest to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interests due on the related Interest Payment Date) as provided in, and subject to the terms of, the Indenture. Upon a Change of Control, any Holder of Securities will have the right to cause the Company to purchase all or any part of the Securities of such Holder at a purchase price equal to 101% of the principal amount of the Securities to be purchased plus accrued interest to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the related Interest Payment Date) as provided in, and subject to the terms of, the Indenture, PROVIDED that the Company shall purchase any and all First Priority Notes validly tendered pursuant to a change of control offer make pursuant to the First Priority Note Indenture prior to purchasing any Securities validly tendered pursuant to such Change of Control Offer.


9.  GUARANTEE

                  The payment by the Company of the principal of, and premium and interest on, the Securities is fully and unconditionally guaranteed on a joint and several senior basis by the Owners.


10.  SECURITY

                  The Securities will initially be secured by the Collateral delivered on the Issue Date. Upon the occurrence of a Delivery Date with respect to a Vessel the Securities will thereafter be secured by a first priority ship mortgage on such Vessel and all other Collateral delivered on the Delivery Date of such Vessel. The Securities will also have the benefit of the Letter of Credit.

11.  DENOMINATIONS; TRANSFER; EXCHANGE

                  The Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorse ments or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.


12.  PERSONS DEEMED OWNERS

                  The registered Holder of this Security may be treated as the owner of it for all purposes.


13.  UNCLAIMED MONEY

                  If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.


14.  DISCHARGE AND DEFEASANCE

                  Subject to certain conditions, the Company at any time may terminate some or all of its and the Guarantors' obligations under the Securities, the Security Agreements and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.


15.  AMENDMENT, WAIVER

                  Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in principal amount of the Securities and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount of the Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company, the Guarantors and the Trustee may amend the Indenture, the Security Agreements or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article 5 of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to add additional guarantees with respect to the Securities or to provide additional security for the Securities, or to add additional covenants or surrender rights and powers conferred on the Company or the Guarantors, or to comply with any request of the SEC in connection with qualifying the Indenture under the Act, or to make any change that does not adversely affect the rights of any Securityholder.


16.  DEFAULTS AND REMEDIES

                  Under the Indenture, Events of Default include (i) default for 30 days in payment of interest on the Securities; (ii) default in payment of principal on the Securities at maturity, upon redemption pursuant to para graph 5 or 6 of the Securities, upon required purchase, upon acceleration or otherwise, or failure by the Company or the Guarantors to redeem or purchase Securities when required; (iii) failure by the Company to comply with other agreements in the Indenture or the Securities, in certain cases subject to notice and lapse of time; (iv) certain accelerations (including failure to pay within any grace period after final maturity) of other Indebtedness of Holdings, the Company or the Owners if the amount accelerated (or so unpaid) exceeds $5.0 million; (v) certain events of bankruptcy or insolvency with respect to Holdings and the Company or the Owners; (vi) certain judgments or decrees for the payment of money in excess of $5.0 million, (vii) certain events or defaults with respect to the Guarantees or the Security Agreements and (ix) the failure by the Designated Owners to hold certain prescribed percentages of Voting Stock and Capital Stock of Holdings. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being due and payable immediately upon the occurrence of such Events of Default.

                  Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is in the interest of the Holders.


17.  TRUSTEE DEALINGS WITH THE COMPANY

                  Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.


18.  NO RECOURSE AGAINST OTHERS

                  A director, officer, employee or stockholder, as such, of the Company, the Owners or the Trustee shall not have any liability for any obligations of the Company or the Owners under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.


19.  AUTHENTICATION

                  This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.


20.  ABBREVIATIONS

                  Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to
Minors Act).


21. CUSIP NUMBERS

                  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.


22.  HOLDERS' COMPLIANCE WITH REGISTRATION RIGHTS AGREEMENT

                  Each Holder of a Security, by acceptance hereof, acknowledges and agrees to the provisions of the Registration
Rights Agreement, including, the obligations of the Holders with respect to a registration and the indemnification of the Company and the Guarantors to the extent provided therein.
23.  GOVERNING LAW

                  THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

                  THE COMPANY WILL FURNISH TO ANY SECURITYHOLDER UPON WRITTEN REQUEST AND WITHOUT CHARGE TO THE SECURITYHOLDER A COPY OF THE INDENTURE WHICH HAS IN IT THE TEXT OF THIS SECURITY IN LARGER TYPE. REQUESTS MAY BE MADE TO:

                           NAVIGATOR GAS TRANSPORT PLC
                           15-19 ATHOL STREET
                           DOUGLAS, ISLE OF MAN IM1 1LB
                           FAX:  44-1624-638-303

                           ATTENTION OF SECRETARY

                                 ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to


         (Print or type assignee's name, address and zip code)

         (Insert assignee's soc. sec. or tax I.D. No.)


and irrevocably appoint                           agent to
transfer this Security on the books of the Company. The agent may substitute another to act for him.


--------------------------------------------------------------------------------

Date: ________________ Your Signature: _____________________


--------------------------------------------------------------------------------
Sign exactly as your name appears on the other side of this Security.

                       OPTION OF HOLDER TO ELECT PURCHASE

                           IF YOU WANT TO ELECT TO HAVE THIS SECURITY
PURCHASED BY THE COMPANY PURSUANT TO SECTION 4.12 OF THE
INDENTURE, CHECK THE BOX:
                                       / /

                           IF YOU WANT TO ELECT TO HAVE ONLY PART OF THIS
SECURITY PURCHASED BY THE COMPANY PURSUANT TO SECTION 4.12 OF
THE INDENTURE, STATE THE AMOUNT:
$


DATE: __________________ YOUR SIGNATURE: __________________
                              (SIGN EXACTLY AS YOUR NAME  APPEARS
                               ON THE OTHER SIDE OF THE SECURITY)


SIGNATURE GUARANTEE:_______________________________________
                    (SIGNATURE MUST BE GUARANTEED BY A
                    MEMBER FIRM OF THE NEW YORK STOCK
                    EXCHANGE OR A COMMERCIAL BANK OR TRUST
                    COMPANY)